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As filed with the Securities and Exchange Commission on March 5, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ASHFORD INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	84-2331507 (I.R.S. Employer Identification Number)
14185 Dallas Parkway, Suite 1100 Dallas, Texas 75254 (972) 490-9600 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)	Robert G. Haiman 14185 Dallas Parkway, Suite 1100 Dallas, Texas 75254 (972) 490-9600 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Richard M. Brand
Cadwalader, Wickersham & Taft LLP
One World Financial
New York, New York 10281
(212) 504-6000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

             If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

             If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

             Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☒ Emerging growth company ☐

             If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)(3)	Proposed Maximum Offering Price Per Share(1)(2)(3)	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee(3)

Primary Offering:

Common Stock, $0.01 par value per share	—	—	—	—

Preferred Stock	—	—	—	—

Depositary Shares	—	—	—	—

Debt Securities	—	—	—	—

Warrants	—	—	—	—

Rights	—	—	—	—

Units(4)	—	—	—	—

Total Primary Offering			$150,000,000	$19,470

Secondary Offering:

Series D Convertible Preferred Stock, $25.00 par value per share	19,120,000	$25.00(5)	$478,000,000	$62,044

Common Stock, $0.01 par value per share	4,068,085	—	—(6)	—

Total (Primary and Secondary)	—	—	$628,000,000	$81,514(7)

(1)
Pursuant to Rule 457(i) under the Securities Act of 1933, as amended (the "Securities Act"), the securities registered hereunder include such indeterminate (a) number of shares of common stock, including shares of common stock sold by selling stockholders, (b) number of shares of preferred stock, (c) number of depository shares, (d) debt securities, (e) warrants to purchase common stock, preferred stock or debt securities of the registrant, (f) subscription rights to purchase common stock, preferred stock or debt securities of the registrant, and (g) units, consisting of some or all of these securities, as may be sold from time to time by the registrant.

(2)
Pursuant to Rule 416 under the Securities Act, this registration statement shall also cover such indeterminate number of shares of common stock, debt securities convertible into common stock, warrants to purchase shares of common stock, warrants to purchase shares of preferred stock, shares issuable upon exercise of such warrants and such shares of common stock or preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)
The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(4)
Securities registered hereunder may be sold separately or as units with other securities registered hereby, with such units consisting of some or all of the securities listed above, in any combination, including common stock, preferred stock, depositary shares, debt securities, warrants and subscription rights.

(5)
Represents the estimated book value of the securities as of March 4, 2020 for purposes of calculating the registration fee pursuant to Rule 457(f)(2).

(6)
Pursuant to Rule 457(i) under the Securities Act, no registration fee is required since no separate consideration will be received for the shares of common stock initially issuable upon conversion of the Series D Preferred Stock.

(7)
Pursuant to Rule 457(p) under the Securities Act, the registrant is applying the registration fee of $42,784 paid previously in connection with the Ashford Inc. Registration Statement (333-227729) representing the aggregate total amount of the filing fee associated with the unsold securities in an aggregate amount of $353,000,000 registered on such Registration Statement to offset the $81,514 registration fee due hereunder.

             The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

        This registration statement contains a base prospectus which covers:

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  the offering, issuance and sale of such indeterminate number of shares of the registrant's shares of common stock and preferred stock, such indeterminate principal amount of senior and subordinated debt securities, such indeterminate amount of depositary shares, such indeterminate number of warrants, such indeterminate number of subscription rights, such indeterminate number of purchase contracts and/or such indeterminate amount of purchase units, which together shall have an initial aggregate offering price not to exceed $150,000,000; and

  •
  the offering and sale of up to 19,120,000 shares of the registrant's shares of Series D Convertible Preferred Stock, par value $0.001 per share ("Series D Preferred Stock"), by the selling stockholders named therein and the offering and sale of up to 4,068,085 shares of the registrant's shares of common stock initially issuable upon the conversion of the Series D Preferred Stock by the selling stockholders named therein.

        The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The common stock that may be offered and sold under the applicable prospectus supplement may include the 4,068,085 shares of the registrant's common stock that may be offered and sold by the selling stockholders under the base prospectus. The preferred stock that may be offered and sold under the applicable prospectus supplement may include the 19,120,000 shares of the registrant's Series D Preferred Stock that may be offered and sold by the selling stockholders under the base prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated March 5, 2020

PROSPECTUS

$150,000,000
COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
DEBT SECURITIES
WARRANTS
RIGHTS
UNITS

         4,068,085 Shares of Common Stock and 19,120,000 Shares of Series D Convertible Preferred Stock Offered by the Selling Stockholders

         This prospectus relates to common stock, preferred stock, depositary shares, debt securities, warrants, rights and units that we may sell from time to time in one or more offerings up to a total dollar amount of $150,000,000 on terms to be determined at the time of sale. We will provide specific terms of these securities in prospectus supplements to this prospectus. The securities may be offered and sold to or through underwriters, brokers or dealers, directly to purchasers, through block trades, through agents, in "at the market" offerings or otherwise through a combination of any of these methods of sale. For general information about the distribution of securities offered, please see "Plan of Distribution" in this prospectus.

         In addition, selling stockholders named in this prospectus may also offer and sell, from time to time, up to 4,068,085 shares of our common stock and up to 19,120,000 shares of our Series D Preferred Stock. To the extent that any selling stockholder resells any securities, the selling stockholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling stockholder and the amount and terms of the securities being offered. Information on the selling stockholders and the times and manners in which they may offer and sell shares of our common stock and Series D Preferred Stock is described under the sections entitled "Selling Stockholders" and "Plan of Distribution" in this prospectus. We will not receive any proceeds from the sale of our common stock or Series D Preferred Stock by selling stockholders.

         Our common stock is listed on the NYSE American LLC (the "NYSE American") under the symbol "AINC." On March 4, 2020, the closing price of our common stock as reported on the NYSE American was $19.50 per share. The Series D Preferred Stock is not listed on an exchange and we do not currently intend to list the Series D Preferred Stock on any exchange.

         You should read this prospectus and any prospectus supplement carefully before you invest.

         The specific terms of each series or class of the securities will be set forth in the applicable prospectus supplement and may include limitations on actual or constructive ownership and restrictions on transfer of the securities. The applicable prospectus supplement may also contain information, where applicable, about certain federal income tax consequences relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement.

         These securities may be sold directly by us, through brokers, dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See "Plan of Distribution" in this prospectus for more information. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any brokers, agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale by us will also be included in a prospectus supplement. We will not receive any proceeds from sales of shares of our common stock or Series D Preferred Stock by the selling stockholders. See "Use of Proceeds" in this prospectus for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such series of securities.

         Investing in our securities involves risks. See "Risk Factors" on page 5 for information regarding risks associated with an investment in our securities.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March     , 2020.

i

ABOUT THIS PROSPECTUS

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. An offer to sell these securities will not be made in any jurisdiction where the offer and sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the Securities and Exchange Commission ("SEC") and incorporated by reference, is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

        To understand the terms of the securities offered by this prospectus, you should carefully read this prospectus. You should also read the documents referred to under the heading "Where You Can Find More Information" for information on us and the business conducted by us.

        This prospectus is part of a registration statement on Form S-3 that Ashford Inc., a Nevada corporation, which is also referred to herein as "the Company," "our company," "we," "us," and "our," has filed with the SEC, using the "shelf" registration process. Under this process, we may offer and sell from time to time any of the following, with an aggregate offering price of up to $150,000,000, in one or more series, which we refer to in this prospectus as the "securities":

  •
  Common stock;

  •
  Preferred stock;

  •
  Debt securities;

  •
  Depositary shares;

  •
  Warrants;

  •
  Rights; and

  •
  Units.

        In addition, under this prospectus, the selling stockholders named herein may offer and sell, from time to time in one or more offerings, up to an aggregate of 19,120,000 shares of the Series D Preferred Stock and up to an aggregate of 4,068,085 shares of common stock initially issuable upon conversion of the Series D Preferred Stock.

        This prospectus provides you with a general description of the securities we may offer. Each time we offer securities or the selling stockholders offer and sell shares of common stock or Series D Preferred Stock, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

        The prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by the prospectus supplement.

        We and the selling stockholders may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us or the selling stockholders directly or through underwriters brokers, dealers or agents designated from time to time. If we or the selling stockholders, directly or through agents, solicit offers to purchase the securities, we, the selling stockholders and our and their agents, respectively, reserve the sole right to accept and to reject, in whole or in part, any offer.

        The prospectus supplement will also contain, with respect to the securities being sold, the names of any underwriters, dealers or agents, together with the terms of the offering, the compensation of any underwriters, brokers, dealers or agents and the net proceeds to us or the selling stockholders, as applicable. See "Plan of Distribution" in this prospectus for more information.

        THE SECURITIES OFFERED HEREBY HAVE NOT BEEN RECOMMENDED BY ANY UNITED STATES FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        We have not authorized anyone to provide you with information or to make any representations about anything not contained in this prospectus or the documents incorporated by reference in this prospectus. You must not rely on any unauthorized information or representations.

        The distribution of this prospectus and the offering and sale of the securities in certain jurisdictions may be restricted by law. We require persons into whose possession this prospectus comes to inform themselves about and to observe any such restrictions. This prospectus does not constitute an offer of, or an invitation to purchase, any of the securities in any jurisdiction in which such offer or invitation would be unlawful.

FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated herein and therein by reference, together with other statements and information publicly disseminated by us, contain certain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are subject to risks and uncertainties. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. These forward-looking statements include information about possible, estimated or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "potential," "intend," "expect," "anticipate," "estimate," "approximately," "believe," "could," "project," "predict," or other similar words or expressions. Additionally, statements regarding the following subjects are forward-looking by their nature:

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  our business and investment strategy;

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  our projected operating results;

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  our ability to obtain future financing arrangements;

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  our understanding of our competition;

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  market trends;

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  the future success of recent acquisitions, including the 2018 acquisition of Premier Project Management LLC ("Premier") and the 2019 acquisition of Remington Lodging & Hospitality, LLC ("Remington Lodging", and following the acquisition, as a subsidiary of the Company, "Remington");

  •
  the future success of recent business initiatives, including the Enhanced Return Funding Programs ("ERFPs") with Ashford Hospitality Trust, Inc. ("Ashford Trust") and Braemar Hotels & Resorts Inc. ("Braemar");

  •
  projected capital expenditures; and

  •
  the impact of technology on our operations and business.

        Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. Additionally, the following factors could cause actual results to vary from our forward-looking statements:

  •
  general volatility of the capital markets, the general economy or the hospitality industry, whether the result of market events or otherwise, and the market price of our common stock;

  •
  availability, terms, and deployment of capital;

  •
  changes in our industry and the market in which we operate, interest rates, or the general economy;

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  the degree and nature of our competition;

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  actual and potential conflicts of interest with or between Braemar, Ashford Trust, our executive officers and our non-independent directors;

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  availability of qualified personnel;

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  changes in governmental regulations, accounting rules, tax rates and similar matters;

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  legislative and regulatory changes;

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  the possibility that we may not realize any or all of the anticipated benefits from transactions to acquire businesses, including the 2018 acquisition of Premier and the 2019 acquisition of Remington Lodging;

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  the possibility that we may not realize any or all of the anticipated benefits from business initiatives, including the ERFP Agreements with Ashford Trust and Braemar;

  •
  sales of our common stock by the stockholders and unitholders of Ashford Trust and Braemar, to whom Ashford Trust and Braemar, respectively, divested (on November 5, 2019) shares of our common stock previously held by Ashford Trust and Braemar, in each case, in connection with the agreement to acquire Remington Lodging that was signed on May 31, 2019 (as amended on July 19, 2019 and further amended on August 28, 2019) and which closed on November 6, 2019;

  •
  disruptions relating to the acquisition or integration of Premier and Remington Lodging or any other business we invest in or acquire, which may harm relationships with customers, employees and regulators;

  •
  unexpected costs relating to the acquisition or integration of Premier, Remington Lodging or any other business we invest in or acquire; and

  •
  the factors discussed in this prospectus, and in the information incorporated by reference, including those set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 under the sections titled "Business," "Risk Factors" and "Management's Discussion and Analysis of Financial Conditions and Results of Operations," as updated by our Quarterly Reports on Form 10-Q and other filings under the Exchange Act.

v

        When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus and the documents incorporated by reference. The matters summarized under "Risk Factors" and elsewhere in this prospectus and the documents incorporated by reference could cause our actual results and performance to differ significantly from those contained in our forward-looking statements. Accordingly, we cannot guarantee future results or performance. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this prospectus. Furthermore, any update of our forward-looking statements after the date of this prospectus to conform these statements to actual results and performance will be made in the applicable prospectus supplement, to the extent required by applicable law.

OUR COMPANY

Overview

        Ashford Inc. is a Nevada corporation that provides products and services primarily to clients in the hospitality industry, including Ashford Trust and Braemar. We became a public company in November 2014, and our common stock is listed on the NYSE American LLC ("NYSE American"). As of December 31, 2019, Mr. Monty J. Bennett, Ashford Inc.'s chairman and chief executive officer and the chairman of Ashford Trust and Braemar, and his father, Mr. Archie Bennett, Jr., chairman emeritus of Ashford Trust (together, the "Bennetts"), owned approximately 353,457 shares of our common stock, which represented an approximate 16.0% ownership interest in Ashford Inc., and owned 18,758,600 shares of our Series D Preferred Stock, which is exercisable (at an exercise price of $117.50 per share) into an additional approximate 3,991,191 shares of Ashford Inc. common stock, which if exercised at December 31, 2019 would have increased Mr. Monty J. Bennett and Mr. Archie Bennett, Jr.'s ownership interest in Ashford Inc. to 70.1%.

        We primarily provide the following products and services: (i) advisory services; (ii) asset management services; (iii) hotel management services; (iv) project management services; (v) event technology and creative communications solutions; (vi) mobile room keys and keyless entry solutions; (vii) watersports activities and other travel, concierge and transportation services; (viii) hypoallergenic premium room products and services; (ix) debt placement services; (x) real estate advisory and brokerage services; and (xi) wholesaler, dealer manager and other broker-dealer services. We conduct these activities and own substantially all of our assets primarily through Ashford LLC, Ashford Services and their respective subsidiaries.

        We seek to grow through the implementation of two primary strategies: (i) increasing our assets under management; and (ii) pursuing third-party business to grow our other products and services businesses.

        Advisory Services.    We are currently the advisor for Ashford Trust and Braemar. In our capacity as the advisor to Ashford Trust and Braemar, we are responsible for implementing the investment strategies and managing the day-to-day operations of Ashford Trust and Braemar from an ownership perspective, in each case subject to the supervision and oversight of the respective board of directors of Ashford Trust and Braemar. Ashford Trust is focused on investing in full-service hotels in the upscale and upper upscale segments in the U.S. that have revenue per available room ("RevPAR") generally less than twice the national average. Braemar invests primarily in luxury hotels and resorts with RevPAR of at least twice the U.S. national average. Each of Ashford Trust and Braemar is a real estate investment trust ("REIT") as defined in the Internal Revenue Code of 1986, as amended (the "Code"), and the common stock of each of Ashford Trust and Braemar is listed on the New York Stock Exchange ("NYSE").

        We provide the personnel and services that we believe are necessary for each of Ashford Trust and Braemar to conduct their respective businesses. We may also perform similar functions for new or additional platforms. In our capacity as an advisor, we are not responsible for managing the day-to-day operations of the individual hotel properties owned by either Ashford Trust or Braemar, which duties are, and will continue to be, the responsibility of the hotel management companies that operate the hotel properties owned by Ashford Trust and Braemar. As described further below, Remington Lodging, which we acquired on November 6, 2019, operates certain of the hotel properties owned by Ashford Trust and Braemar.

        In our advisory services business, we earn advisory fees from each company that we advise. The fees earned from each company we advise include a base fee, payable in cash, on a monthly basis, for managing the respective day-to-day operations of the companies that we advise and the day-to-day operations of their respective subsidiaries from an ownership perspective, in each case in conformity with the respective investment guidelines of such client. The base fee is determined as a percentage of each client's total market capitalization, subject to a minimum fee. We may also be entitled to receive an incentive fee, payable in cash or a combination of cash and stock, from each of Ashford Trust and

Braemar based on their respective out-performance of their peers, as measured by the annual total stockholder return of such company compared to its peers. Incentive advisory fees are measured annually in each year that Ashford Trust's and/or Braemar's annual total stockholder return exceeds the average annual total stockholder return for each company's respective peer group, subject to the Fixed Charge Coverage Ratio Condition (the "FCCR Condition"), and is defined in the respective advisory agreements. Incentive advisory fees, measured with respect to a particular year, are paid over a three-year period, beginning on January 15 immediately following the year of measurement, and each payment is subject to the FCCR Condition, which relates to the ratio of adjusted EBITDA to fixed charges for Ashford Trust or Braemar, as applicable. For the year ended December 31, 2019, we earned advisory services revenues of $32.5 million and $11.7 million from Ashford Trust and Braemar, respectively, of which $0 and $678,000 respectively, were incentive fees. For the year ended December 31, 2018, we recognized advisory services revenues of $37.3 million and $10.6 million from Ashford Trust and Braemar, respectively, of which $1.8 million and $678,000 respectively, were incentive fees.

        Asset Management Services.    We currently provide asset management services to Ashford Trust and Braemar. Our strategic approach of designating at least one asset manager to each property allows us to leverage our extensive portfolio of subject matter experts, including asset management, revenue optimization, capital management, legal and risk management, data analysis and property tax. Our fees for asset management services are included in advisory fees as noted above.

        Hotel Management Services.    We currently provide hotel management services to 80 hotels owned by Ashford Trust and three hotels owned by Braemar through our subsidiary, Remington. Hotel management services consist of hotel operations, sales and marketing, revenue management, budget oversight, guest service, asset maintenance (not involving capital expenditures) and related services.

        In our hotel management business, Remington receives a base management fee based on gross revenues for each hotel, subject to a specified floor (which is subject to increase annually based on increases in the consumer price index). Additionally, if each hotel meets and exceeds various thresholds based on hotel revenues and certain profitability targets, Remington receives an incentive fee. We acquired our hotel management business on November 6, 2019. For the period from November 6, 2019 to the year ended December 31, 2019, we earned hotel management revenues of $4.2 million and $286,000 from Ashford Trust and Braemar, respectively.

        Project Management Services.    We currently provide project management services to substantially all of the hotels owned by Ashford Trust and Braemar, through our subsidiary, Premier. Project management services provided by Premier consist of construction management, interior design, architecture, and the purchasing, expediting, warehousing, freight management, installation and supervision of property and equipment and related services.

        In our project management business, Premier receives a project management fee equal to a percentage of the total project costs (both hard and soft) associated with the implementation of the capital improvement budget. In addition, Premier receives additional fees at current market rates for the project services. We acquired our hotel management business on August 8, 2018. For the year ended December 31, 2019, we earned project management revenues of $16.6 million and $8.5 million from Ashford Trust and Braemar, respectively. For the period from August 2018 to the year ended December 31, 2018, we earned project management revenues of $5.8 million and $3.0 million from Ashford Trust and Braemar, respectively.

        Event Technology and Creative Communications Solutions.    We currently provide event technology and creative communications solutions to Ashford Trust and Braemar, as well as to third party clients, through our subsidiary, Presentation Technologies LLC ("JSAV").

        JSAV generates revenue from Ashford Trust, Braemar and third party clients in various forms depending on the particular product or service provided and the generally accepted market conditions for pricing such products or services. For the year ended December 31, 2019, we earned revenue of $110.6 million through JSAV. For the year ended December 31, 2018, we earned revenue of $81.2 million through JSAV.

        Mobile Room Keys and Keyless Entry Solutions.    We currently provide mobile room keys and keyless entry solutions to Ashford Trust and Braemar, as well as to third party clients, through our subsidiary, OpenKey.

        OpenKey generates revenue from Ashford Trust, Braemar and third party clients in various forms depending on the particular product or service provided and the generally accepted market conditions for pricing such products or services. For the year ended December 31, 2019, we earned revenue of $987,000 through OpenKey. For the year ended December 31, 2018, we earned revenue of $999,000 through OpenKey.

        Watersports Activities, Travel, Concierge and Transportation Services.    We currently provide watersports, travel, concierge and transportation services to Ashford Trust and Braemar, as well as to third party clients, through our subsidiary, RED Hospitality & Leisure LLC ("RED").

        RED generates revenue from Ashford Trust, Braemar and third party clients in various forms depending on the particular product or service provided and the generally accepted market conditions for pricing such products or services. For the year ended December 31, 2019, we earned revenue of $9.4 million through RED. For the year ended December 31, 2018, we earned revenue of $1.4 million through RED.

        Hypoallergenic Premium Room Products and Services.    We currently provide hypoallergenic premium room products and services to Ashford Trust, Braemar and third party clients through our subsidiary, PRE Opco LLC ("Pure Wellness").

        Pure Wellness generates revenue from Ashford Trust, Braemar and third party clients in various forms depending on the particular product or service provided and the generally accepted market conditions for pricing such products or services. For the year ended December 31, 2019, we earned revenue of $3.1 million through Pure Wellness. For the year ended December 31, 2018, we earned revenue of $3.4 million through Pure Wellness.

        Debt Placement Services.    We currently provide debt placement services to Ashford Trust and Braemar through our subsidiary, Lismore Capital LLC ("Lismore").

        In our debt placement business, Lismore earns a placement fee equal to a percentage of the amount of debt placed by Lismore. For the year ended December 31, 2019, we earned revenue of $2.0 million through Lismore. For the year ended December 31, 2018, we earned revenue of $6.1 million through Lismore.

        Real Estate Advisory and Brokerage Services.    We currently provide real estate advisory and brokerage services to Ashford Trust, Braemar and third party clients through our subsidiary, Real Estate Advisory Holdings LLC ("REA Holdings"), in which we hold a noncontrolling interest.

        REA Holdings, through its operating subsidiary, generates revenue from Ashford Trust, Braemar and third party clients in various forms depending on the particular product or service provided and the generally accepted market conditions for pricing such products or services.

        Broker-Dealer Services.    We currently provide wholesaler, dealer manager and other broker-dealer services to Braemar through our subsidiary, Ashford Securities LLC ("Ashford Securities").

        Ashford Securities generates revenue from clients in various forms depending on the particular product or service provided and the generally accepted market conditions for pricing such products or services. For the year ended December 31, 2019, we earned revenue of $1.2 million through Ashford Securities.

Acquisition of Remington Lodging

        On November 6, 2019, we completed the acquisition of Remington Lodging, the hotel management business (the "Hotel Management Business") formerly conducted by certain affiliates of Remington Holdings, L.P., from the Remington Sellers (as defined below), for a total transaction value of $275 million in Series D Preferred Stock, as described below. As a result, the hotel management services that were previously provided by Remington Lodging are now provided by our subsidiary, Remington, under the respective hotel management agreements with Ashford Trust and Braemar.

        In connection with the acquisition of the Hotel Management Business, we effected a holding company reorganization. The change in holding company organizational structure was effected by a merger, pursuant to which each issued and outstanding share of common stock, par value $0.01 per share, of our predecessor publicly-traded parent Ashford OAINC II Inc. (formerly named Ashford Inc.) ("Maryland Ashford") was converted into one share of common stock, par value $0.001 per share, of the Company having the same rights, powers and preferences and the same qualifications, limitations and restrictions as a share of common stock of Maryland Ashford. In addition, pursuant to the transaction, each of the 8,120,000 shares of Series B Convertible Preferred Stock of Maryland Ashford, par value $25 per share (the "Series B Preferred Stock"), outstanding prior to the transaction was exchanged for a share of Series D Preferred Stock.

        The purchase price for the Hotel Management Business was paid by issuing 11,000,000 shares of the Series D Preferred Stock to the sellers of Remington Lodging (the "Remington Sellers"), primarily MJB Investments, LP (which is wholly-owned by Mr. Monty J. Bennett, our Chief Executive Officer and Chairman of our board of directors), and his father Mr. Archie Bennett, Jr., the Chairman Emeritus of Ashford Trust. The Series D Preferred Stock has a conversion price of $117.50 per share and the total 19,120,000 shares of Series D Preferred Stock outstanding would convert into 4,068,085 shares of our common stock. Dividends on the Series D Preferred Stock accrue on a preferred cumulative basis, at the rate of: (A) 6.59% per year until the first anniversary of the closing of the acquisition of the Hotel Management Business; (B) 6.99% per year from the first anniversary of the closing of the acquisition of the Hotel Management Business until the second anniversary of the closing of the acquisition of the Hotel Management Business; and (C) 7.28% per year from the second anniversary of the closing of the acquisition of the Hotel Management Business. In addition to certain separate class voting rights, the holders of the Series D Preferred Stock vote on an as-converted basis with the holders of the common stock on all matters submitted for approval by the holders of our capital stock possessing general voting rights. However, until August 8, 2023, the Remington Sellers and their transferees are subject to certain voting restrictions with respect to shares in excess of 40% of the combined voting power of the Company's outstanding capital stock. The holders of the Series D Preferred Stock have certain conversion rights upon certain events constituting a change of control of the Company. See "Certain Relationships and Related Party Transaction."

        As a result of the foregoing, we became the successor issuer of Maryland Ashford under Rule 12g-3 of the Exchange Act. Our common stock continues to be listed on the NYSE American under the symbol "AINC."

Executive Offices

        Our principal executive offices are located at 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254. Our telephone number is (972) 490-9600. Our website is www.ashfordinc.com. The information found on or accessible through our website is not incorporated into, and does not form a part of, this prospectus or any prospectus supplement that we may file or any other report or document that we file with or furnish to the SEC. We have included our website address in this prospectus as an inactive textual reference and do not intend it to be an active link to our website.

RISK FACTORS

        An investment in our securities involves various risks. You should carefully consider the risk factors incorporated by reference from our most recent Annual Report on Form 10-K and the other information contained in this prospectus, as updated by our Quarterly Reports on Form 10-Q and other filings under the Exchange Act and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of our securities.

USE OF PROCEEDS

        Unless otherwise indicated in a prospectus supplement, we expect to use the net proceeds from the sale of these securities for general corporate purposes, which may include the repayment of outstanding indebtedness, the repurchase of our outstanding equity securities, capital expenditures, investments and acquisitions to grow our business, payment obligations under the ERFPs with Ashford Trust and Braemar and working capital. Further details regarding the use of the net proceeds of a specific series or class of the securities will be set forth in the applicable prospectus supplement. We will not receive any proceeds from sales of shares of our common stock or Series D Preferred Stock by the selling stockholders.

SELLING STOCKHOLDERS

        The following table sets forth information as of December 31, 2019 with respect to the ownership of shares of our common stock and Series D Preferred Stock by the selling stockholders listed therein.

        The amounts and percentages of shares beneficially owned are reported on the basis of rules and regulations of the SEC governing the determination of beneficial ownership of securities. Under rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person's ownership percentage, but not for purposes of computing any other person's percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

        Percentage computations are based on 2,202,580 shares of our common stock outstanding as of December 31, 2019 and the shares of common stock issuable to each selling stockholder upon conversion of the Series D Preferred Stock, the exercise of options or conversion of Units (as defined below) into common stock.

        The following table also provides the maximum number of shares of our common stock and Series D Preferred Stock that may be offered by the selling stockholders pursuant to this prospectus and the number of shares of our common stock and Series D Preferred Stock that will be beneficially owned by the selling stockholders after such an offering, assuming the sale of all of the offered shares. The selling stockholders reserve the right to accept or reject, in whole or in part, any proposed sale of shares of common stock or Series D Preferred Stock. The selling stockholders may also offer and sell less than the number of shares of common stock or Series D Preferred Stock indicated. The selling stockholders are not making any representation that any shares of common stock or Series D Preferred Stock covered by this prospectus will or will not be offered for sale. Information about each selling stockholder may change over time. The address for the beneficial owner is set forth in the footnotes to the table.

			Total Shares of Common Stock Offered Hereby Number	Total Shares of Preferred Stock Offered Hereby Number	Common Stock Beneficially Owned After the Offering
	Common Stock Beneficially Owned Before the Offering
	Number	Percent			Number	Percent
Monty J. Bennett(1)	2,681,706	57.8%	1,974,319	9,279,300	—	—%
Archie Bennett, Jr.(2)	2,126,857	50.4%	2,016,872	9,479,300	—	—%
Mark A. Sharkey(3)	27,410	1.2%	25,531	120,000	—	—%
James L. Cowen(4)	1,935	0.1%	1,914	9,000	—	—%
Jeremy J. Welter(5)	209,412	8.8%	6,893	32,400	—	—%
Marissa A. Bennett(6)	42,533	1.9%	42,553	200,000	—	—%

(1)
The address of Mr. Monty J. Bennett is 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254. Mr. Monty J. Bennett is deemed to beneficially own an aggregate of 2,681,706 shares of common stock consisting of: (x) 244,126 shares of common stock; (y) 462,206 shares of common stock issuable upon the exercise of options (the "Options") granted to him under the Company's 2014 Incentive Plan, 195,000 of which are vested and the remainder of which will vest, if at all, three years from the date of grant; (c) 1,054.82 common units in Ashford Hospitality Holdings LLC, the operating subsidiary of the Company, which are, upon redemption at the request of Mr. Monty J. Bennett, redeemable for cash or, at the option of the Company, convertible into shares of common stock (on a 1-for-1 basis) (the "Units"); and (z) 1,974,319 shares of common stock issuable upon conversion of the 9,279,300 Series D Preferred Stock.

The securities are held directly by Mr. Monty J. Bennett except as follows: (i) 18,816 shares of common stock, 245,000 shares of common stock issuable upon exercise of Options and 143.04 Units are held indirectly through MJB Operating, LP; (ii) 62,116 shares of common Stock and 501.60 Units are held indirectly through Dartmore LP; (iii) 9,047,300 shares of Series D Preferred Stock, 2,043,247 shares of common stock (including the 1,924,957 shares of common stock issuable upon the conversion of the Series D Preferred Stock) and 35.91 Units are held indirectly through MJB Investments, LP ("MJB Investments"); (iv) 13,408 shares of common stock and 109.24 Units are held indirectly through Reserve, LP IV; (v) 21,195 shares of common stock and 186.36 Units are held indirectly through Ashford Financial Corporation (Mr. Monty J. Bennett has a pecuniary interest in 50% of the 21,195 shares of common stock and 186.36 Units held by Ashford Financial Corporation); (vi) 8,918 shares of common stock and 78.67 Units are held indirectly through Reserve, LP III; and (vii) 17,021 shares of common stock issuable upon conversion of 80,000 shares of Series D Preferred Stock held indirectly through a trust created for the benefit of one of his minor children.

(2)
The address of Mr. Archie Bennett, Jr. is 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254. Mr. Archie Bennett, Jr. is deemed to beneficially own an aggregate of 2,126,857 shares of common stock consisting of: (x) 109,331 shares of common stock; (y) 654.3 Units; and (z) 2,016,872 shares of common stock issuable upon conversion of the Series D Preferred Stock.

The securities are held as follows: (i) 2,004,512 shares of common stock (including the 1,957,297 shares of common stock issuable upon the conversion of the Series D Preferred Stock), 152.7 Units and 9,199,300 Series D Preferred Stock are held directly by Mr. Archie Bennett, Jr.; (ii) 280,000 shares of Series D Preferred Stock, convertible into 59,574 shares of Common Stock, are held in trusts for the benefit of family members and one other beneficiary whereby the trustee cannot dispose of the shares until after the Company exercises the Call Option; and (iii) 62,116 shares of common stock and 501.6 Units are held indirectly by Mr. Archie Bennett, Jr. through 1080 Partners, LP.

(3)
The address of Mr. Mark A. Sharkey is 2725 Summit Ridge, Southlake, Texas 76092.

(4)
The address of Mr. James L. Cowen is 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254.

(5)
The address of Mr. Jeremy J. Welter is 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254.

(6)
The address of Ms. Marissa A. Bennett is 3465 Purdue Avenue, Dallas, Texas 75225. The ownership indicated above is based solely on the Company's books and records.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Investor Rights Agreement

        On November 6, 2019, in connection with the acquisition of the Hotel Management Business, the Company, Mr. Monty J. Bennett, Mr. Archie Bennett, Jr. (collectively, the "Bennetts"), MJB Investments, LP (collectively with each of the Bennetts, the "Remington Holders"), Mr. James L. Cowen, Mr. Jeremy Welter, Mr. Mark A. Sharkey, Ms. Marissa A. Bennett and other related parties entered into an investor rights agreement (the "Investor Rights Agreement") governing the relationship of such parties subsequent to such closing. The Investor Rights Agreement supersedes and replaces the previously existing investor rights agreement, dated August 8, 2018, in all respects.

  Board Designation Rights

        The Investor Rights Agreement provides that for so long Mr. Monty J. Bennett, Mr. Archie Bennett, Jr., MJB Investments, Mr. James L. Cowen, Mr. Jeremy Welter, Mr. Mark A. Sharkey and Ms. Marissa A. Bennett (together with each person that succeeds to their respective interests as the result of a transfer permitted under the Investor Rights Agreement, "Covered Investors") beneficially own no less than 20% of the issued and outstanding shares of common stock of the Company (taking into account the Series D Preferred Stock on an as-converted basis), Mr. Monty J. Bennett, during his lifetime, and the Covered Investors holding 55% of the common stock (taking into account the Series D Convertible Preferred Stock on an as-converted basis held by all Covered Investors) thereafter, will be entitled to nominate one individual (other than Mr. Archie Bennett, Jr.), and Mr. Archie Bennett, Jr., during his lifetime, and the Covered Investors holding 55% of the common stock (taking into account the Series D Convertible Preferred Stock on an as-converted basis held by all Covered Investors) thereafter, will be entitled to nominate one individual (other than Mr. Archie Bennett, Jr.) for election as a member of the board of directors of the Company (each, a "Seller Nominee"). Initially, Mr. Monty J. Bennett will serve as the Seller Nominee of Mr. Monty J. Bennett, and Mr. W. Michael Murphy will serve as the Seller Nominee of Mr. Archie Bennett, Jr. In the event we fail to pay the accrued preferred dividends on the Series D Preferred Stock for two consecutive quarterly periods (a "Preferred Stock Breach"), the Covered Investors agree that one of the two additional board designation rights arising under the Certificate of Designation (as defined below) shall be vested in Mr. Archie Bennett, Jr., during his lifetime, and the other such board designation right shall be vested in Mr. Monty J. Bennett, during his lifetime. In furtherance of the foregoing, each Covered Investor agrees that it will vote all of such Covered Investor's Series D Preferred Stock, and consent to any action by the holders of the Series D Preferred Stock without a meeting as permitted under appropriate state law, as may be directed Mr. Archie Bennett, Jr., or Mr. Monty J. Bennett, respectively, in connection with their designation of the individuals to fill such board seats.

  Transfer Restrictions

        The Investor Rights Agreement provides that, for five years after the closing of the acquisition of the Hotel Management Business, each of the Covered Investors are prohibited from transferring common stock of the Company or Series D Preferred Stock to any person that is or would become, together with such person's affiliates and associates, a beneficial owner of 10% or more of the then outstanding shares of common stock of the Company, taking into account the Series D Convertible Preferred Stock on an as-converted basis, except: (i) to family members and in connection with estate planning; (ii) as a result of any voting agreement between Mr. Monty J. Bennett and Mr. Archie Bennett, Jr.; (iii) transfers in which no transferee (or group of affiliated or associated transferees) would purchase or receive 2% or more of the outstanding voting shares of the Company; (iv) in connection with any widespread public distribution of shares of common stock of the Company or Series D Preferred Stock registered under the Securities Act; or (v) a transfer to any transferee that would beneficially own more than 50% of the outstanding common stock of the Company and Series D Preferred Stock without any transfer from a Covered Investor, unless such transfer restrictions have been waived by the affirmative vote of the majority of the stockholders of the Company that are not affiliates or associates of the Covered Investors.

  Voting Limitations

        The Investor Rights Agreement provides that the Covered Investors agree that on matters submitted to a vote of the holders of voting securities of the Company, the Covered Investors will have the right to vote or direct or cause the vote of the shares as to which they hold sole voting power or are held by immediate family members (or a trust for the benefit of such person) (collectively, the "Sole Voting Shares") as the Covered Investors determine, in their sole discretion, except if, prior to August 8, 2023 only with respect to the voting securities of the Company, the combined voting power of the Reference Shares (as defined below) of the Company exceeds 40.0% (plus the combined voting power of (A) any common stock of the Company purchased by any Covered Investor in an arm's length transaction after the closing of the acquisition of the Hotel Management Business from a person other than the Company or a subsidiary of the Company, for cash, including through open market purchases, and (B) privately negotiated transactions or any distributions of common stock of the Company by either of Ashford Trust or Braemar to its respective stockholders pro rata) of the combined voting power of all of the outstanding voting securities of the Company entitled to vote on any given matter, then Reference Shares of the Company representing voting power equal to such excess will be deemed to be "Company Cleansed Shares" under the Investor Rights Agreement. The Covered Investors agree that they will vote, or cause to be voted, out of the Covered Investors' Sole Voting Shares, shares constituting voting power equal to the voting power of the Company Cleansed Shares in the same proportion as the holders of such class or series of voting securities of the Company vote their shares with respect to such matters, exclusive of the Reference Shares of the Company voted by the Covered Investors. These restrictions may be waived by a majority vote or consent of the independent directors of the Company that have no personal interest in the matter to be voted upon. "Reference Shares" means all voting securities of the Company that are (without duplication): (i) beneficially owned by any Covered Investor, including any such voting securities as to which any Covered Investor has sole or shared voting power; (ii) beneficially owned by any member of a Group of which any Covered Investor is a member; or (iii) subject to or referenced in any derivative or synthetic interest that (A) conveys any voting right in the Company's common stock or (B) is required to be, or is capable of being, settled through delivery of the Company common stock in either case, that is held or beneficially owned by any Covered Investor or any controlled affiliate or any Covered Investor. The Covered Investors also agree among themselves that the total number of votes attributable to Reference Shares that are not Cleansed Shares will be proportionately allocated among the Covered Investors based on a percentage, the numerator of which is the number of Reference Shares held by such Covered Investor, and the denominator of which is the total number of Reference Shares held by all Covered Investors in the aggregate.

        The Holder Group Investors (as defined below) will not, subject to certain exceptions and until the aggregate voting power of the Holder Group Investors is less than 25% of the combined voting power of all of the outstanding voting securities of the Company on any given matter, until November 6, 2024, (i) take any action, vote such Holder Group Investor's securities, or enter into any transaction, including by acting in consent with another person, that would result in the Company being treated as a "controlled company" under the applicable rules of the NYSE American nor (ii) take any action, vote such Holder Group Investor's securities, or into any transaction, including by acting in concert with another person, that results in the Company engaging in a Rule 13e-3 Transaction (as defined in the rules and regulations issued by the SEC under the Exchange Act), provided, that the restriction set forth in this clause (ii) may be waived by the affirmative vote of a majority of the issued and outstanding shares of the Company's voting stock (taking into account the Series D Preferred Stock on an as-converted basis) that are not beneficially owned by the Holder Group Investors (provided that, for purposes of clause (ii), the Company's voting stock that is owned of record by Ashford Trust or Braemar shall not be deemed to be beneficially owned by the Holder Group Investors so long as the decision to vote such shares on such waiver is solely determined by a majority of the members of the board of directors of the applicable entity who are independent within the meaning of applicable rules of the NYSE American (or any exchange on which the Company's voting stock is then listed) and do not have a material financial interest in such Rule 13e-3 Transaction (or a duly appointed board committee consisting only of such independent and disinterested board members)).

  Put Option

        Pursuant to the Investor Rights Agreement, each Covered Investor has the option, exercisable with respect to each and every Change of Control (defined below) that may occur following the date of the Investor Rights Agreement, to sell to the Company all or any portion of the Series D Preferred Stock then owned by such Covered Investor (the "Change of Control Put Option") at any time during the ten business day consecutive period following the consummation of a Change of Control. "Change of Control" means, with respect to any Covered Investor, any of the following, in each case that was not voted for or consented to by such Covered Investor solely in its capacity as a stockholder of the Company (but not in any other capacity): (i) any person (other than Mr. Monty J. Bennett, Mr. Archie Bennett, Jr., MJB Investments, their controlled affiliates, any trust or other estate in which any of them has a substantial beneficial interest or as to which any of them serves as trustee or in a similar fiduciary capacity, any immediate family member of Mr. Monty J. Bennett or Mr. Archie Bennett, Jr., or any group (as defined in Rule 13d-5(b) under the Exchange Act)) acquires beneficial ownership of securities of the Company that, together with the securities of the Company previously beneficially owned by the first such person, constitutes more than 50% of the total voting power of the Company's outstanding securities, or (ii) the sale, lease, transfer or other disposition (other than as collateral) of all or a majority of the Company's (taken as a whole) assets or income or revenue generating capacity, other than to any direct or indirect majority-owned and controlled affiliate of the Company.

        In the event that a Covered Investor exercises the Change of Control Put Option, the price to be paid by the Company to such exercising Covered Investor will be an amount, payable in cash or the Company's common stock (at the election of such Covered Investor), equal to: (i) $25.125; plus (ii) all accrued and unpaid dividends; plus (iii) in the event that a Change of Control Put Option is exercised prior to June 30, 2026, an additional amount equal to, initially, 24% of $25 until the first anniversary of the closing of the Hotel Management Business acquisition, with such percentage reduced by (A) 4% for each year thereafter, inclusive of the year in which the Change of Control Put Option is exercised, until the fourth anniversary of the closing and (B) 3% for each year thereafter until the sixth anniversary of the closing, at which time such percentage shall be 3% until June 30, 2026.

  Preemptive Rights

        The Investor Rights Agreement also provides that, except for issuances contemplated by the transaction documents entered into under the Combination Agreement, the Company will not issue any equity securities, rights to acquire equity securities of the Company or debt convertible into equity securities of the Company (collectively, the "New Securities"), unless the Company gives each of the Remington Holders, each Trust and each person that succeeds to the interests of a Remington Holder or a Trust and certain permitted transferees ("Holder Group Investors") notice of its respective intention to issue New Securities and the right of such Holder Group Investor to acquire such Holder Group Investor's pro rata share of the New Securities.

  Termination

        The Investor Rights Agreement terminates by its terms on the earliest of (i) the written agreement of the Company and a Majority in Interest of the Covered Investors and (ii) the date on which the Covered Investors no longer own any of our common stock or Series D Preferred Stock; provided the noncompetition agreement, the transfer restrictions, board nomination rights and voting restrictions will last for the time periods provided by their terms and the Call Option and Change of Control Put Option will last indefinitely. A Covered Investor will automatically cease to be bound by the Investor Rights Agreement at such time as such Covered Investor no longer owns any of our common stock or Series D Preferred Stock.

        The foregoing description of the Investor Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Investor Rights Agreement, which is filed herewith as Exhibit 10.1, and is incorporated herein by reference.

Merger and Registration Rights Agreement

        Concurrently with entry into the Investor Rights Agreement, we entered into a Merger and Registration Rights Agreement with the Bennetts and the Covered Investors (the "Registration Rights Agreement"), pursuant to which we agreed to, no later than 120 days following the effective time of the acquisition of the Hotel Management Business, file a registration statement under the Securities Act to permit the resale of the Series D Convertible Preferred Stock and the Company's common stock into which the Series D Convertible Preferred Stock is convertible. The Company will use its commercially reasonable efforts to cause the registration statement to become effective and remain available for the resale of the securities covered by the registration statement. In certain circumstances, including at any time that the Company is in possession of material nonpublic information, the Company will have the right to suspend sales under the registration statement.

        The foregoing description of the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Registration Rights Agreement, which is filed herewith as Exhibit 10.2, and is incorporated herein by reference.

Non-Competition Agreement

        Concurrently with entry into the Investor Rights Agreement, the Company and the Bennetts entered into a non-competition agreement (the "Non-Competition Agreement"). Subject to certain exclusions, the Non-Competition Agreement provides that for a period of the later of five (5) years following the closing of the acquisition of the Hotel Management Business, or three (3) years following the date on which Mr. Monty J. Bennett is no longer the principal executive officer of the Company, each of Mr. Monty J. Bennett and Mr. Archie Bennett, Jr. will not, and will cause its controlled affiliates not to, directly or indirectly: (i) engage in, or have an interest in a person that engages directly or indirectly in, (a) the Hotel Management Business conducted by Remington and its subsidiaries within the lodging industry, including hotel operations, sales and marketing, revenue management, budget oversight, guest service, asset maintenance (not involving capital expenditures) and related services conducted by Remington and its subsidiaries or (b) the project management business conducted by Premier, within the lodging industry, including construction management, interior design, architecture, and the purchasing, expediting, warehousing, freight management, installation and supervision of furniture, fixtures, and equipment, and related services, in each case in clause (a) or (b) anywhere in the United States (excluding certain passive investments and existing relationships); or (ii) intentionally interfere in any material respect with the business relationships between Remington, Premier and their respective customers, clients or vendors. Notwithstanding the foregoing, each of the Bennetts may, among other things, (A) freely pursue any opportunity to acquire ownership, directly or indirectly, in any interests in real properties in the lodging industry if such opportunity has been presented to the board of each of the Company, Ashford Trust and Braemar and none of the foregoing elect to pursue or participate in such opportunity and (B) with respect to any hotel properties in which the Bennetts, or any of their controlled affiliates, own, directly or indirectly (other than through their ownership interests in Ashford Trust or Braemar), in the aggregate at least a five percent (5%) interest (such hotel properties, "Bennett-Owned Properties"), each Bennett, and any of his controlled affiliates, directly or indirectly: (x) may self-manage the provision of hotel management business services or project management business services to such Bennett-Owned Properties, but may not provide any such services to any other hotels not constituting Bennett-Owned Properties, or (y) may require that the Company provide hotel management business services and project management business services pursuant to the terms of the Hotel Services Agreement.

Transition Cost Sharing Agreement

        Concurrently with entry into the Investor Rights Agreement, the Company and Remington (collectively, the "Service Providers") and the Bennetts and MJB Investments (collectively, the "Service Recipients") entered into a transition cost sharing agreement (the "Transition Cost Sharing Agreement"), pursuant to which the Service Providers agreed to provide to the Service Recipients family office related services, including accounting, tax, legal and general office and administrative support services (collectively, the "Services") generally in accordance with Remington Lodging's past practice prior to the closing. The Service Recipients will pay to the Service Providers the Service Providers' actual costs, including salaries, employment taxes and benefits applicable to the employees of the Service Providers providing the Services, based on the percentage of time spent by such employees in providing the Services, relative to the time spent by such employees on matters not related to the Services, plus applicable allocated overhead and other expenses incurred, in each case without mark-up. Subject to certain exceptions, the Services are required to be provided by the Service Providers until the last to occur of: (i) the tenth (10th) anniversary of the date of the Transition Cost Sharing Agreement; (ii) the death of Mr. Archie Bennett, Jr.; and (iii) thirty (30) days following the date on which Mr. Monty J. Bennett is no longer employed by the Company as its Chief Executive Officer, or substantially similar executive position, or ceases to serve as a member of the board of directors of the Company.

Hotel Services Agreement

        Concurrently with entry into the Investor Rights Agreement, the Bennetts, MJB Investments and the Company entered into a hotel services agreement (the "Hotel Services Agreement"), pursuant to which we agreed to provide specified hotel project management and hotel property management services to any hotel in which the Bennetts, in the aggregate, directly or indirectly (other than through their ownership of interests in Ashford Trust and Braemar) own at least a 5% interest, in exchange for fees in an amount equal to the cost of such services provided plus 5%, until the last to occur of: (i) the tenth anniversary of the commencement of services or (ii) the death of Mr. Archie Bennett, Jr. and Mr. Monty J. Bennett.

 DESCRIPTION OF OUR CAPITAL STOCK

General

        On November 6, 2019, in connection with the acquisition of the Remington Hotel Management Business, we effected a holding company reorganization. The change in holding company organizational structure was effected by a merger, pursuant to which each issued and outstanding share of common stock of Maryland Ashford was converted into one share of common stock, par value $0.001 per share, of the Company (which is incorporated in Nevada) having the same rights, powers and preferences and the same qualifications, limitations and restrictions as a share of common stock of Maryland Ashford. The $275 million purchase price for the acquisition of the Hotel Management Business was payable by the issuance of 11,000,000 shares of our Series D Preferred Stock. In addition, pursuant to the transaction, each of the 8,120,000 shares of Series B Preferred Stock of Maryland Ashford issued as consideration for the $203 million purchase price for the earlier acquisition of the Project Management Business was exchanged for a share of Series D Preferred Stock (such that, after the transactions, $478 million of Series D Preferred Stock, and no Series B Preferred Stock, is outstanding). As a result of the foregoing, we became the successor issuer of Maryland Ashford under Rule 12g-3 of the Exchange Act. Our common stock continues to be listed on the NYSE American under the symbol "AINC."

        Rights of our stockholders are governed by the Nevada Revised Statutes (the "NRS"), our charter and our bylaws. The following is a summary of the material provisions of our capital stock. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

Authorized Stock

        Our charter provides that we may issue up to 200,000,000 shares of capital stock, of which 100,000,000 shares will be common stock, par value $0.001 per share, 50,000,000 shares will be blank check common stock, par value $0.001 per share, and 50,000,000 shares will be preferred stock, par value $0.001 per share, of which 19,120,000 shares have been designated as Series D Preferred Stock.

Power to Issue Additional Shares of Our Common Stock and Preferred Stock

        We believe that the power of our board of directors, without stockholder approval, to issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock provides us with flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the common stock, will be available for issuance without further action by our stockholders, unless stockholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Our board of directors may authorize us to issue an additional class or series of stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company, even if such transaction or change of control involves a premium price for our stockholders or stockholders believe that such transaction or change of control may be in their best interests.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock and preferred stock is Computershare Trust Company, N.A.

 DESCRIPTION OF OUR COMMON STOCK

        The following description of our common stock sets forth certain general terms and provisions of our common stock to which any prospectus supplement may relate, including a prospectus supplement providing that common stock will be issuable upon conversion or exchange of our debt securities or preferred stock or upon the exercise of warrants or rights to purchase our common stock.

        All shares of our common stock covered by this prospectus will be duly authorized, fully paid and nonassessable. Under the NRS, we are permitted to pay dividends to our stockholders from time to time as authorized by our board of directors. However, no dividend or other distribution may be made if, after giving effect to the distribution: (i) we would not be able to pay our debts as they become due in the usual course of business, or (ii) unless specifically otherwise provided in our charter, our total assets would be less than the sum of our total liabilities plus amounts which would be payable to stockholders having preferential rights superior to the distribution in the event of dissolution of Ashford Inc. immediately after such distribution. Our charter does not allow distributions which would otherwise be prohibited under clause (ii) of the preceding sentence.

        In the event of our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in all assets remaining after the payment of liabilities, subject to any rights of holders of our blank check common stock or our preferred stock, including the Series D Preferred Stock.

        Each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. The holders of our common stock vote on all matters submitted for common stockholder approval with the holders of our Series D Preferred Stock, who will vote on an as-converted basis. There is no cumulative voting in the election of our board of directors, which means that the holders of a plurality of the outstanding shares of our common stock are able to elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

        Holders of shares of our common stock have no preference, conversion, exchange, sinking fund or redemption rights and will have no preemptive rights to subscribe for any securities of Ashford Inc. Shares of common stock have equal dividend, liquidation and other rights.

        Our charter authorizes our board of directors to reclassify any unissued shares of our blank check common stock into other classes or series of classes of stock and to establish the number of shares in each class or series and to set the preferences, voting powers, designations, restrictions, limitations and relative rights for each such class or series.

DESCRIPTION OF OUR PREFERRED STOCK

        Our charter authorizes our board of directors to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any series. Prior to issuance of shares of each series, our board of directors is required by the NRS and our charter to set the preferences, voting powers, designations, restrictions, limitations and relative rights for each such series. Thus, our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium price for holders of our common stock or that stockholders believe may be in their best interests. As of December 31, 2019, 19,120,000 shares of our Series D Preferred Stock are outstanding. Our preferred stock will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

        The prospectus supplement relating to any series of preferred stock offered by us will describe the specific terms of those securities, including:

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  the title and stated value of that preferred stock;

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  the number of shares of that preferred stock offered, the liquidation preference per share and the offering price of that preferred stock;

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  the dividend rate(s), period(s) and payment date(s) or method(s) of calculation thereof applicable to that preferred stock;

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  whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends on that preferred stock will accumulate;

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  the voting rights applicable to that preferred stock;

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  the procedures for any auction and remarketing, if any, for that preferred stock;

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  the provisions for a sinking fund, if any, for that preferred stock;

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  the provisions for redemption including any restriction thereon, if applicable, of that preferred stock;

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  any listing of that preferred stock on any securities exchange;

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  the terms and conditions, if applicable, upon which that preferred stock will be convertible into shares of our common stock, including the conversion price (or manner of calculation of the conversion price) and conversion period;

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  a discussion of federal income tax considerations applicable to that preferred stock;

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  any limitations on issuance of any series of preferred stock ranking senior to or on a parity with that series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

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  any other specific terms, preferences, rights, limitations or restrictions of that preferred stock.

Rank

        Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our affairs rank:

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  senior to all classes or series of common stock and to all equity securities ranking junior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs;

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  on a parity with all equity securities issued by us the terms of which specifically provide that those equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs; and

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  junior to all equity securities issued by us the terms of which specifically provide that those equity securities rank senior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs.

        The term "equity securities" does not include convertible debt securities.

Dividends

        Subject to the preferential rights of any other class or series of stock and to the provisions of the charter regarding the restrictions on transfer of stock, holders of shares of our preferred stock will be entitled to receive dividends on such stock when, as and if authorized by our board of directors out of funds legally available therefor and declared by us, at rates and on dates as will be set forth in the applicable prospectus supplement.

        Dividends on any series or class of our preferred stock may be cumulative or noncumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to authorize a dividend payable on a dividend payment date on any series or class of preferred stock for which dividends are noncumulative, then the holders of that series or class of preferred stock will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on such series or class are declared or paid for any future period.

        If any shares of preferred stock of any series or class are outstanding, no dividends may be authorized or paid or set apart for payment on the preferred stock of any other series or class ranking, as to dividends, on a parity with or junior to the preferred stock of that series or class for any period unless:

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  the series or class of preferred stock has a cumulative dividend, and full cumulative dividends have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment of those dividends is set apart for payment on the preferred stock of that series or class for all past dividend periods and the then current dividend period; or

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  the series or class of preferred stock does not have a cumulative dividend, and full dividends for the then current dividend period have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment of those dividends is set apart for the payment on the preferred stock of that series or class.

        When dividends are not paid in full (or a sum sufficient for the full payment is not set apart) upon the shares of preferred stock of any series or class and the shares of any other series or class of preferred stock ranking on a parity as to dividends with the preferred stock of that series or class, then all dividends authorized on shares of preferred stock of that series or class and any other series or class of preferred stock ranking on a parity as to dividends with that preferred stock shall be authorized pro rata so that the amount of dividends authorized per share on the preferred stock of that series or class and other series or class of preferred stock will in all cases bear to each other the same ratio that accrued dividends per share on the shares of preferred stock of that series or class (which will not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have a cumulative dividend) and that other series or class of preferred stock bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on preferred stock of that series or class that may be in arrears.

Redemption

        We may have the right or may be required to redeem one or more series of preferred stock, in whole or in part, in each case upon the terms, if any, and at the time and at the redemption prices set forth in the applicable prospectus supplement.

        If a series of preferred stock is subject to mandatory redemption, we will specify in the applicable certificate of designation and prospectus supplement the number of shares we are required to redeem, when those redemptions start, the redemption price, and any other terms and conditions affecting the redemption. The redemption price will include all accrued and unpaid dividends, except in the case of noncumulative preferred stock. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series or class is payable only from the net proceeds of the issuance of our stock, the terms of that preferred stock may provide that, if no such stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, that preferred stock shall automatically and mandatorily be converted into shares of our applicable stock pursuant to conversion provisions specified in the applicable prospectus supplement.

Liquidation Preference

        Upon any voluntary or involuntary liquidation or dissolution of us or winding up of our affairs, then, before any distribution or payment will be made to the holders of common stock or any other series or class of stock ranking junior to any series or class of the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of that series or class of preferred stock will be entitled to receive out of our assets legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid on the preferred stock (which will not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of our remaining assets.

        If, upon any voluntary or involuntary liquidation, dissolution or winding up, the legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of any series or class of preferred stock and the corresponding amounts payable on all shares of other classes or series of our stock of ranking on a parity with that series or class of preferred stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of that series or class of preferred stock and all other classes or series of capital stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

        If liquidating distributions have been made in full to all holders of any series or class of preferred stock, our remaining assets will be distributed among the holders of any other classes or series of stock ranking junior to that series or class of preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares.

        For these purposes, the consolidation or merger of us with or into any other entity, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

Voting Rights

        Holders of preferred stock will not have any voting rights, except for the special voting rights of the Series D Preferred Stock as set forth below, the general voting rights of the Series D Preferred Stock, or as otherwise indicated in the applicable prospectus supplement.

        Unless provided otherwise for any series or class of preferred stock, so long as any shares of preferred stock of a series or class remain outstanding, we will not, without the affirmative vote or consent of the holders of at least a majority of the shares of that series or class of preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series or class voting separately as a class):

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  authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking prior to that series or class of preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized stock into any of those shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any of those shares; or

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  amend, alter or repeal the provisions of our charter (including certificates of designation establishing any class or series of preferred stock), whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of that series or class of preferred stock or the holders of the preferred stock.

        However, any increase in the amount of the authorized preferred stock or the creation or issuance of any other series or class of preferred stock, or any increase in the amount of authorized shares of such series or class or any other series or class of preferred stock, in each case ranking on a parity with or junior to the preferred stock of that series or class with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

        These voting provisions will not apply if, at or prior to the time when the act with respect to which that vote would otherwise be required will be effected, all outstanding shares of that series or class of preferred stock have been redeemed or called for redemption upon proper notice and sufficient funds have been deposited in trust to effect that redemption.

Conversion Rights

        The terms and conditions, if any, upon which shares of any series or class of preferred stock are convertible into shares of common stock will be set forth in the applicable prospectus supplement. The terms will include:

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  the number of shares of common stock into which the preferred stock is convertible;

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  the conversion price (or manner of calculation of the conversion price);

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  the conversion period;

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  provisions as to whether conversion will be at the option of the holders of the preferred stock or us;

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  the events requiring an adjustment of the conversion price; and

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  provisions affecting conversion in the event of the redemption of the preferred stock.

Series D Preferred Stock

        On October 24, 2019, our stockholders voted to approve the issuance of 11,000,000 shares of Series D Preferred Stock at a special meeting held in connection with the acquisition of the Hotel Management Business. On November 6, 2019, we acquired the Hotel Management Business from the Remington Sellers for a total transaction value of $275 million. The purchase price was paid by issuing 11,000,000 shares Series D Preferred Stock to the Remington Sellers. In addition, in connection with the acquisition of the Hotel Management Business, each of the 8,120,000 shares of Series B Preferred Stock of Maryland Ashford outstanding prior to the transaction was exchanged for a share of Series D Preferred Stock. The Series D Preferred Stock has a conversion price of $117.50 per share and, if converted immediately after the consummation of the transaction, the total 19,120,000 shares of Series D Preferred Stock would have converted into approximately 4,068,085 shares of our common stock.

        Dividend Rights.    Dividends on the Series D Preferred Stock accrue on a preferred cumulative basis, at the rate of: (A) 6.59% per year until the first anniversary of the closing of the acquisition of the Hotel Management Business; (B) 6.99% per year from the first anniversary of the closing of the acquisition of the Hotel Management Business until the second anniversary of the closing of the acquisition of the Hotel Management Business; and (C) 7.28% per year from the second anniversary of the closing of the acquisition of the Hotel Management Business. The holders of Series D Preferred Stock will participate in any dividend or distribution on our common stock (whether such dividend or distribution is payable in cash, securities, or other property) on a pro rata basis with our common stock, determined on an as-converted basis, in addition to the cumulative dividends on the Series D Preferred Stock.

        If the Company fails to pay the accrued dividend on the Series D Preferred Stock for two consecutive quarterly periods, then, until such arrearage is paid in cash in full: (i) the dividend rate on the Series D Preferred Stock will increase to 10% per year; (ii) no dividends may be declared and paid, and no other distributions or redemptions may be made, on our common stock; and (iii) our Board will be increased by two seats and holders of at least 55% of the shares of the Series D Preferred Stock will be entitled to appoint individuals to fill such newly created seats.

        Liquidation Rights.    Upon any voluntary or involuntary liquidation, dissolution or winding up of our company, the holders of Series D Preferred Stock will be entitled to receive an amount per share equal to $25 per share (as adjusted for stock splits or similar transactions), plus all accrued and accumulated dividends on such share, before any payment or distribution will be made or set aside for holders of any junior stock.

        Voting Rights.    Holders of Series D Preferred Stock will vote with our common stock on all matters, with the number of votes attributable to each share of Series D Preferred Stock on an as-converted basis, subject to the voting restrictions set forth in the Investor Rights Agreement.

        In addition to the separate class voting rights described above, the holders of the Series D Preferred Stock vote on an as-converted basis with the holders of the common stock on all matters submitted for approval by the holders of our capital stock possessing general voting rights. However, for five years following the closing of the acquisition of the Hotel Management Business, the selling stockholders and their transferees will generally be subject to certain voting restrictions with respect to shares in excess of 40% of the combined voting power of our outstanding capital stock. So long as any shares of Series D Preferred Stock are outstanding, we may not take any of the following corporate actions (whether by merger, consolidation or otherwise) without first obtaining the approval of the holders of at least 55% of the shares of the Series D Preferred Stock at the time outstanding: (a) modify the terms, rights, preferences, privileges or voting powers of the Series D Preferred Stock; (b) alter or change the rights, preferences or privileges of any of our stock so as to affect adversely the Series D Preferred Stock; (c) create or issue any class or series of stock specifically ranking by its terms senior to the Series D Preferred Stock; (d) issue any additional shares of Series D Preferred Stock; (e) enter into any agreement that expressly prohibits or restricts (i) the payment of dividends on the Series D Preferred Stock or our common stock or (ii) the exercise of the change of control put option provided for in the Investor Rights Agreement; (f) other than the payment of dividends on the Series D Preferred Stock or payments to purchase any of the Series D Preferred Stock, transfer all or any substantial portion of our or any subsidiary's cash balances or other assets to any person other than us or any such subsidiary other than by means of a dividend payable by us pro rata to the holders of our common stock (together with a corresponding dividend payable to the holders of the Series D Preferred Stock in accordance with the terms of the Series D Preferred Stock); or (g) enter into (or suffer to exist) any agreement, commitment, understanding or other arrangement to take any of the foregoing actions.

        Conversion Rights.    Each share of Series D Preferred Stock is convertible at any time and from time to time, in full or partially, into our common stock at a conversion ratio equal to the liquidation preference of a share of Series D Preferred Stock, divided by $117.5 (as adjusted pursuant to the anti-dilution provisions described in the certificate of designation, if applicable).

DESCRIPTION OF OUR DEPOSITARY SHARES

        We may, at our option, elect to offer fractional shares of preferred stock, or "depositary shares," rather than full shares of preferred stock. In that event, we will issue receipts for depositary shares, and each receipt will represent a fraction of a share of a particular series of preferred stock as described in the applicable prospectus supplement.

        The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement to be entered into between us and the depositary named in the applicable prospectus supplement. The deposit agreement will contain terms applicable to the holders of depositary shares in addition to the terms stated in the depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of the preferred share represented by such depositary share, to all the rights and preferences of the preferred share, including dividend, voting, redemption, subscription and liquidation rights. The terms of any depositary shares will be described in the applicable prospectus supplement and the provisions of the deposit agreement, which will be filed with the SEC. You should carefully read the deposit agreement and the depositary receipt attached to the deposit agreement for a more complete description of the terms of the depositary shares.

        If any series of preferred stock underlying the depositary shares may be converted or redeemed, each record holder of depositary receipts representing the shares of preferred stock being converted or redeemed will have the right or obligation to convert or redeem the depositary shares represented by the depositary receipts.

        Whenever we redeem or convert shares of preferred stock held by the depositary, the depositary will redeem or convert, at the same time, the number of depositary shares representing the preferred stock to be redeemed or converted. The depositary will redeem or convert the depositary shares from the proceeds it receives from the corresponding redemption or conversion of the applicable series of preferred stock. The redemption or conversion price per depositary share will be equal to the applicable fraction of the redemption or conversion price per share of the applicable series of preferred stock. If fewer than all the depositary shares are to be redeemed or converted, the depositary will select which shares are to be redeemed or converted by lot on a pro rata basis or by any other equitable method as the depositary may decide.

        After the redemption or conversion date, the depositary shares called for redemption or conversion will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders of such shares will end, except the right to receive money, securities or other property payable upon redemption or conversion.

        We will pay all fees, charges and expenses of the depositary, including such fees, charges and expenses in connection with the initial deposit of preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay taxes and any other charges as are stated in the deposit agreement for their accounts.

DESCRIPTION OF OUR DEBT SECURITIES

        The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we indicate in a prospectus supplement, the terms of any debt securities we offer under that prospectus supplement may differ from the terms we describe below.

        The debt securities will be our direct unsecured general obligations and may include debentures, notes, bonds or other evidences of indebtedness. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures. Senior debt securities will be issued under a senior indenture, and subordinated debt securities will be issued under a subordinated indenture. We use the term "indentures" to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act. We use the term "trustee" to refer to either the senior trustee or the subordinated trustee, as applicable.

        The following summaries of material provisions of the debt securities and indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

        We will describe in each prospectus supplement the following terms relating to a series of debt securities:

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  the title;

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  any limit on the amount that may be issued;

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  whether or not we will issue the series of debt securities in global form, the terms and who the depository will be;

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  the maturity date;

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  the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

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  whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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  the terms of the subordination of any series of subordinated debt;

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  the place where payments will be payable;

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  our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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  the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

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  the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of debt securities;

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  whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

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  whether we will be restricted from incurring any additional indebtedness;

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  a discussion on any material or special federal income tax considerations applicable to the debt securities;

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  the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

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  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

Conversion or Exchange Rights

        We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for shares of common stock or other securities of ours. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of common stock or other securities of ours that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

        The indentures do not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Events of Default Under the Indenture

        Subject to the terms of the indentures, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

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  if we fail to pay interest when due and our failure continues for a number of days to be stated in the indenture and the time for payment has not been extended or deferred;

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  if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

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  if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for a number of days to be stated in the indenture after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

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  if specified events of bankruptcy, insolvency or reorganization occur as to us.

        If an event of default with respect to debt securities of any series occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.

        The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

        Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

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  the direction so given by the holder is not in conflict with any law or the applicable indenture; and

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  subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

        Subject to the terms of the indentures, a holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

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  the holder has given written notice to the trustee of a continuing event of default with respect to that series;

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  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and

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  the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

        These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

        We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

        We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

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  to fix any ambiguity, defect or inconsistency in the indenture; and

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  to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

        In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

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  extending the fixed maturity of the series of debt securities;

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  reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities; or

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  reducing the percentage of debt securities, the holders of which are required to consent to any amendment.

Discharge

        Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

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  register the transfer or exchange of debt securities of the series;

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  replace stolen, lost or mutilated debt securities of the series;

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  maintain paying agencies;

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  hold monies for payment in trust;

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  compensate and indemnify the trustee; and

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  appoint any successor trustee.

        In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

        We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement with respect to that series.

        At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

        Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

        We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

        If we elect to redeem the debt securities of any series, we will not be required to:

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  issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

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  register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

        The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

        Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

        We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

        All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

        The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Notes

        The subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes which we may issue. It also does not limit us from issuing any other secured or unsecured debt.

        The foregoing description of the senior and subordinated indentures does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of senior and subordinated indentures which are filed herewith as Exhibits 4.4 and 4.5, respectively, and are incorporated herein by reference.

 DESCRIPTION OF OUR WARRANTS

        This section describes the general terms and provisions of our warrants. The applicable prospectus supplement will describe the specific terms of the warrants offered through that prospectus supplement as well as any general terms described in this section that will not apply to those warrants.

        We may issue warrants for the purchase of our debt securities, preferred stock or common stock. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you.

        The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, where applicable:

  •
  the aggregate number of the securities covered by the warrant;

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  the designation, amount and terms of the securities purchasable upon exercise of the warrant;

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  the exercise price for our debt securities, the amount of debt securities upon exercise you will receive, and a description of that series of debt securities;

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  the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

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  the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise;

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  the expiration date for exercising the warrant;

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  the minimum or maximum amount of warrants that may be exercised at any time;

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  a discussion of federal income tax consequences; and

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  any other material terms of the warrants.

        After the warrants expire they will become void. The prospectus supplement will describe how to exercise warrants. A holder must exercise warrants for our preferred stock or common stock through payment in U.S. dollars. All warrants will be issued in registered form. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.

        Until a holder exercises warrants to purchase our debt securities, preferred stock, or common stock, that holder will not have any rights as a holder of our debt securities, preferred stock, or common stock by virtue of ownership of warrants.

DESCRIPTION OF OUR RIGHTS

        We may issue rights to purchase our debt securities, common stock or preferred stock. The following description of rights to purchase such securities provides certain general terms and provisions of such rights that we may offer. Our rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the person receiving the rights in such offering. In connection with any offering of rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase all or a portion of any securities remaining unsubscribed for after such offering. Certain other terms of any rights will be described in the applicable prospectus supplement. To the extent that any particular terms of any rights described in a prospectus supplement differ from any of the terms described in this prospectus, then those particular terms described in this prospectus shall be deemed to have been superseded by that prospectus supplement. The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed as an exhibit to the registration statement of which this prospectus is a part or to a document that is incorporated or deemed to be incorporated by reference in this prospectus. For more information on how you may obtain copies of the rights certificate applicable to any rights we may offer, see "Where You Can Find More Information." We urge you to read the applicable rights certificate and any applicable prospectus supplement in their entirety.

        The prospectus supplement relating to any rights that we may offer will include specific terms relating to the offering, including, among other matters:

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  the date of determining the security holders entitled to the rights distribution;

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  the aggregate number of rights issued and the aggregate amount of debt securities or the number of shares of common stock or preferred stock purchasable upon exercise of the rights;

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  the exercise price;

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  the conditions to completion of the rights offering;

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  the date on which the right to exercise the rights will commence and the date on which the rights will expire;

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  a discussion of federal income tax consequences related to the rights; and

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  any other material terms of the rights.

        Each right would entitle the holder of the rights to purchase for cash the principal amount of debt securities or the number of shares of common stock or preferred stock at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for such rights as provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

DESCRIPTION OF OUR UNITS

        The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock, preferred stock, debt securities and/or warrants offered by any prospectus supplement, and may be attached to or separate from those securities.

        While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

        We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplement related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

        We may issue units consisting of common stock, preferred stock, depositary shares, warrants, debt securities, rights or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

        We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

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  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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  any provisions of the governing unit agreement that differ from those described below;

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  any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units; and

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  a discussion of federal income tax consequences related to the rights.

        The provisions described in this section, as well as those described under "Description of Our Common Stock," "Description of Our Preferred Stock," "Description of Our Warrants" and "Description of Our Debt Securities" will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series

        We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

        Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

        We, the unit agent and any of its agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units, despite any notice to the contrary.

BOOK-ENTRY SECURITIES

        The securities offered by means of this prospectus may be issued in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. Securities issued in book entry form will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the securities. We expect that The Depository Trust Company will serve as depositary. Unless and until it is exchanged in whole or in part for the individual securities represented by that security, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of that depositary or by a nominee of that depositary to that depositary or another nominee of that depositary or by the depositary or any nominee of that depositary to a successor depositary or a nominee of that successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

        Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the provisions described below will apply to depository arrangements.

        Upon the issuance of a global security, the depositary for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by that global security to the accounts of persons that have accounts with such depositary, who are called "participants." Those accounts will be designated by the underwriters, dealers or agents with respect to the securities or by us if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depositary's participants or persons that may hold interests through those participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

        So long as the depositary for a global security or its nominee is the registered owner of such global security, that depositary or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by that global security for all purposes under the applicable indenture or other instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders of that security under the applicable indenture or other instrument defining the rights of the holders of the securities.

        Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing those securities. None of us, our officers and directors or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

        We expect that the depositary for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of those securities, will immediately credit its participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global security for those securities as shown on the records of that depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in that global security held through those participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Those payments will be the responsibility of these participants.

        If a depositary for a series of securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue individual securities of that series in exchange for the global security representing that series of securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to those securities, determine not to have any securities of that series represented by one or more global securities and, in that event, will issue individual securities of that series in exchange for the global security or securities representing that series of securities.

MATERIAL PROVISIONS OF NEVADA LAW AND OF OUR CHARTER AND BYLAWS

        The following is a summary of certain provisions of Nevada law and of our charter and bylaws. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

The Board of Directors

        Our charter and bylaws provide that the number of directors of the Company, which constitutes the entire board of directors, may be fixed from time to time by the board of directors (subject to the minimum number of two and the maximum number of fifteen established in the charter). Under Nevada law, unless otherwise provided in the charter, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or the stockholders. Any director elected by our board of directors to fill any vacancy shall serve until the next annual meeting of stockholders and until his or her successor is elected and qualifies. Under the NRS, any one or all of the directors of a corporation may be removed by the holders of not less than two-thirds of the voting power of a corporation's issued and outstanding stock. Nevada does not distinguish between removal of directors with or without cause. This provision precludes stockholders from removing incumbent directors except upon a substantial affirmative vote.

        Pursuant to our bylaws, each member of our board of directors will serve one year terms. See "Description of Our Common Stock" for further information regarding the election of directors.

Amendment to Our Charter

        The NRS provides that an amendment to the charter may be adopted by a resolution of the board of directors. In most instances, the amendment must also be approved by the stockholders holding a majority of the voting power, unless a greater vote is required by a corporation's charter. If an amendment would adversely change the rights of any class or series of stock, it must also be approved by a majority of the voting power of that class or series, unless the charter specifically denies the right to vote on such an amendment. Our charter does not require a greater vote and does not deny the right to class voting.

Amendment to Bylaws

        Under the NRS, the power to amend bylaws generally rests with both the stockholders and the board of directors (with each independently having the power to add, change or delete provisions of the bylaws) unless the charter reserves such power exclusively to the directors or unless a particular bylaw adopted by the stockholders prohibits the board of directors from amending it. Our bylaws provide that a majority of the board of directors or a majority of the stockholders each independently has the power to amend, repeal or adopt bylaws.

Approval of Extraordinary Transactions

        Under the NRS, to effectuate a conversion, merger or exchange the board of directors must adopt a plan of conversion, merger or exchange containing, at a minimum, certain statutory information. Generally, the board of directors must recommend the plan to the stockholders and the plan must then be approved by the majority vote of the outstanding stock entitled to vote, although in certain cases shareholder approval is not required. Under the NRS, generally the sale of all of a corporation's assets must be approved by the board of directors and the affirmative vote of stockholders holding stock entitling them to exercise a majority the voting power of the corporation. While the statute only requires approval of a sale of all assets, many practitioners believe it would also be applied to a sale of substantially all of the assets.

Dissolution of Our Company

        To dissolve our company, the board of directors must adopt a resolution to that effect and recommend the same to stockholders, and the dissolution must be approved by the affirmative vote of the holders of a majority of all of the votes entitled to be cast on the matter, with the holders of our common stock and our Series D Preferred Stock (on an as-converted basis) voting together as a single class.

Consequences of Failure to Hold an Annual Meeting to Elect Directors.

        Under Nevada law, if an election of directors is not held within 18 months after the last election of directors, the district court has jurisdiction to order the election of directors upon application of any one or more stockholders holding at least 15% of the voting power.

Advance Notice of Director Nominations and New Business Proposals

        Our bylaws provide that nominations of individuals for election to the board of directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders: (i) pursuant to our notice of meeting; (ii) by or at the direction of the board of directors or any committee thereof; or (iii) by any stockholder who (a) has beneficially owned at least 1% of the outstanding shares of common stock continuously for at least one year both at the time of giving of notice by the stockholder as provided for in our bylaws and through and including the time of the annual meeting of stockholders (including any adjournment or postponement thereof) (b) who is a stockholder of record both at the time of giving notice as provided for in our bylaws and as of the time of the annual meeting of stockholders (including any adjournment or postponement thereof) and (c) is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with our bylaws. To be properly brought by the stockholder at an annual meeting of stockholders, such stockholder must have given timely notice thereof in writing to the corporate secretary and any such other business must otherwise be a proper matter for action by the stockholders. To be timely, a stockholder's notice shall set forth all information which will be required under our bylaws and shall be delivered to the corporate secretary at our principal executive office not earlier than the 120th day nor later than 5:00 p.m., Eastern Time, on the 90th day prior to the first anniversary of the date of the proxy statement for the preceding year's annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting of stockholders is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year's annual meeting of stockholders, in order for notice by the stockholder to be timely, such notice must be so delivered not earlier than the 120th day prior to the date of such annual meeting of stockholders and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to the date of such annual meeting of stockholders or the tenth day following the day on which public announcement of the date of such meeting is first made. The postponement or adjournment of an annual meeting of stockholders, or the public announcement thereof, shall not commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

Dividends and Other Distributions

        The NRS provides that no distribution (including dividends on, or redemption or repurchases of, shares of capital stock) may be made if, after giving effect to such distribution, the corporation would not be able to pay its debts as they become due in the usual course of business, or, except as specifically permitted by the charter, the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved immediately after the distribution, to satisfy any preferential rights superior to those of the stockholders receiving the distribution.

        Our bylaws state that dividends and other distributions upon our capital stock, subject to the provisions of law and our charter, may be authorized by our board of directors and may be declared by the board of directors at any regular or special meeting of the board of directors, or by written consent, and may be paid in cash, in property or in shares of our capital stock. Before payment of any dividend, there may be set aside out of any funds available for dividends such sum or sums as our board of directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Company, or for equalizing dividends, or for repairing or maintaining any property of the Company or for any proper purpose, and our board of directors may modify or abolish any such reserve.

Appraisal Rights

        Under the NRS, stockholders in certain circumstances have the right to dissent from certain corporate reorganizations, mergers or conversions provided that statutory procedures are followed. A stockholder has the right to dissent and obtain payment of the fair value of the stockholder's shares, so long as the stockholder follows the statutory procedure for asserting these rights set forth in the NRS, in the event of consummation of a conversion or plan of merger or exchange, and certain other corporate actions. A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 et seq., inclusive, must not challenge the corporate action creating the entitlement unless the action is unlawful or constitutes or is the result of actual fraud against the stockholder or the domestic corporation. Subject to specific limitations in NRS 92A.380, from and after the effective date of any corporate action, no stockholder who has exercised the right to dissent pursuant to NRS 92A.300 et seq., inclusive, is entitled to vote his or her shares for any purpose or to receive payment of dividends or any other distributions on shares. NRS 92A.380 does not apply to dividends or other distributions payable to stockholders on a date before the effective date of any corporate action from which the stockholder has dissented. If a stockholder exercises the right to dissent with respect to a corporate action described in NRS 92A.380.1(f), dealing with fractional shares, the aforementioned restrictions apply only to the shares to be converted into a fraction of a share and the dividends and distributions to those shares. NRS 92A.390 provides certain limitations to a stockholder's right to dissent under Nevada law, generally with respect to certain publicly traded corporations.

Business Combinations

        The "business combination" provisions of NRS 78.411 to 78.444, inclusive, generally prohibit a Nevada corporation with at least 200 stockholders of record (as distinct from beneficial owners), a "resident domestic corporation," from engaging in various "combination" transactions with any "interested stockholder" unless certain conditions are met or the corporation has elected in its charter to not be subject to these provisions. A "combination" is generally defined to include: (i) a merger or consolidation of the resident domestic corporation or any subsidiary of the resident domestic corporation with the interested stockholder or affiliate or associate of the interested stockholder; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, by the resident domestic corporation or any subsidiary of the resident domestic corporation to or with the interested stockholder or affiliate or associate of the interested stockholder having (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the resident domestic corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding voting shares of the resident domestic corporation or (c) 10% or more of the earning power or net income of the resident domestic corporation; (iii) with certain exceptions, the issuance or transfer by the resident domestic corporation or any subsidiary, in one transaction or series of transactions of shares of the resident domestic corporation or any subsidiary of the resident domestic corporation having an aggregate market value equal to 5% or more of all outstanding voting shares of the resident domestic corporation to the interested stockholder or affiliate or associate of the interested stockholder and (iv) certain other transactions with or involving an interested stockholder or affiliate or associate of the interested stockholder.

        An "interested stockholder" is generally defined as a person who beneficially owns 10% or more of a corporation's voting stock. If certain specified conditions are satisfied, certain of the resident domestic corporation's affiliates and associates may also constitute an interested stockholder. An "affiliate" of the interested stockholder is any person that directly or indirectly through one or more intermediaries is controlled by or is under common control with the interested stockholder. An "associate" of an interested stockholder is any: (i) corporation or organization of which the interested stockholder is an officer or partner or is directly or indirectly the beneficial owner of 10% or more of any class of voting shares of such corporation or organization; (ii) trust or other estate in which the interested stockholder has a substantial beneficial interest or as to which the interested stockholder serves as trustee or in a similar fiduciary capacity; or (iii) relative or spouse of the interested stockholder, or any relative of the spouse of the interested stockholder, who has the same home as the interested stockholder. If applicable, the prohibition is for a period of two years after the date of the transaction in which the person became an interested stockholder, unless such transaction or the combination is approved by the board of directors prior to the date the interested stockholder obtained such status, or the combination is approved by the board of directors and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders; and extends beyond the expiration of the two-year period, unless (i) the combination was approved by the board of directors prior to the person becoming an interested stockholder; (ii) the transaction by which the person first became an interested stockholder was approved by the board of directors before the person became an interested stockholder; (iii) the transaction is approved by the affirmative vote of a majority of the voting power held by disinterested stockholders or (iv) if the consideration to be paid to all stockholders other than the interested stockholder meets certain statutory thresholds.

        With certain exceptions, the business combination provisions apply unless the corporation elects against their application in its original charter or an amendment thereto adopted before the corporation became a resident domestic corporation. Our charter contains a provision electing not to have the business combination provision apply.

        Were it to apply, the business combination statute may discourage others from trying to acquire control of Ashford Inc. and increase the difficulty of consummating any offer.

Control Share Acquisitions

        The "control share" provisions of NRS 78.378 to 78.3793, inclusive, apply to "issuing corporations" that are Nevada corporations with at least 200 stockholders of record, at least 100 of whom have had Nevada addresses appearing on the stock ledger of the corporation for at least 90 days before the date on which the applicability of those provisions is determined, and that conduct business directly or indirectly in Nevada, unless the corporation has elected to not be subject to these provisions. As of February 21, 2020, of our 463 record stockholders, none had a Nevada address appearing on our stock ledger.

        The control share statute prohibits an acquirer of shares of an issuing corporation, under certain circumstances, from voting its shares of a corporation's stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation's disinterested stockholders. The statute specifies three thresholds: (i) one-fifth or more but less than one-third; (ii) one-third but less than a majority; and (iii) a majority or more, of the outstanding voting power. Generally, once a person acquires shares in excess of any of the thresholds, those shares and any additional shares acquired within 90 days before that acquisition become "control shares" and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters' rights.

        A corporation may elect to not be governed by, or "opt out" of, the control share provisions by making an election in its charter or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above.

        Pursuant to Section 78.378(1) of the NRS, we have elected not to be governed by the provisions of Nevada state law applicable to the acquisition of a controlling interest in our stock, as set forth in NRS Sections 78.378 to 78.3793, involving the acquisition of a controlling interest in our stock by: (i) Mr. Archie Bennett, Jr.; (ii) Mr. Monty J. Bennett; (iii) MJB Investments; (iv) any present or future affiliate of Mr. Archie Bennett, Jr. or Mr. Monty J. Bennett; (v) Ashford Trust; (vi) Braemar; or (vii) any other entity that is advised by Ashford Inc. or its controlled affiliates through an advisory agreement.

Director Duties Relating to Potential Changes in Control

        Under the NRS, directors and officers have the duty to exercise their powers in good faith and with a view to the interest of the corporation. Directors and officers, in deciding upon matters of business, are presumed to act in good faith, on an informed basis and with a view to the interests of the corporation. Except in the case where actions would impede the stockholders' rights to vote for or remove directors, the rights and obligations set forth in this paragraph are the same in the case of a change of control as they are in other instances.

        The foregoing exception does not apply to actions that only affect the time of the exercise of stockholders' voting rights, or the adoption or signing of plans, arrangements or instruments that deny rights, privileges, power or authority to a holder of a specified number or fraction of shares or fraction of voting power. The provisions do not permit directors or officers to abrogate any right conferred by statute or the charter.

        Without limiting directors' discretion as described elsewhere in this subsection, the NRS provides that directors may resist a change or potential change in control of the corporation if the board of directors determines that the change or potential change is opposed to or not in the best interest of the corporation upon consideration of the relevant facts, circumstances, contingencies or constituencies as further described in the paragraph below, including, without limitation, the amount or nature of the indebtedness and other obligations to which the corporation or any successor to the property of either may become subject, in connection with the change or potential change, provides reasonable grounds to believe that, within a reasonable time: (i) the assets of the corporation or any successor would be or become less than its liabilities; (ii) the corporation or any successor would be or become insolvent; or

(iii) any voluntary or involuntary proceeding concerning the corporation or any successor would be commenced by any person pursuant to the federal bankruptcy laws.

        Directors and officers, in exercising their respective powers with a view to the interests of the corporation, may consider all relevant facts, circumstances, contingencies or constituencies, including, without limitation: (i) the interests of the corporation's employees, suppliers, creditors or customers; (ii) the economy of the State of Nevada or nation; (iii) the interests of the community or of society; (iv) the long-term as well as short-term interests of the corporation; including the possibility that these interests may be best served by the continued independence of the corporation; or (v) the long-term or short-term interests of the corporation's stockholders, including the possibility that these interests may be best served by the continued independence of the corporation. Directors and officers are not required to consider the effect of a proposed corporate action upon any particular group or constituency having an interest in the corporation as a dominant factor. The provisions identified above do not create or authorize any causes of action against the corporation or its directors or officers.

Anti-Takeover Effect of Certain Provisions of Nevada Law and of Our Charter and Bylaws

        The following is a summary of certain provisions of Nevada law, our charter and our bylaws that may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

  Authorized but Unissued Shares

        The authorized but unissued shares of our common stock, blank check common stock and preferred stock are available for future issuance without obtaining stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. Further, the terms of any future issuances of blank check common stock or preferred stock may be established and such shares may be issued without stockholder approval and may include voting rights which are greater or lesser than the common stock or other series of blank check common stock or preferred stock and other rights and preferences superior to the rights of the holders of common stock. The existence of authorized but unissued shares of our common stock, blank check common stock and preferred stock could render more difficult or discourage an attempt to obtain control over the Company by means of a proxy contest, tender offer, merger or otherwise.

  Nevada Business Combination Statute

        The NRS contains a business combination statute. The Nevada business combination statute prohibits certain "combinations" (generally defined to include certain mergers, disposition of assets transactions and share issuance or transfer transactions) between a resident domestic corporation and an "interested stockholder" (generally defined to be the beneficial owner of 10% or more of the voting power of the outstanding shares of the corporation and, if specified conditions are satisfied, certain of the corporation's affiliates), except those combinations which are approved by the board of directors before the interested stockholder first obtained a 10% interest in the corporation's stock or are approved by the board of directors and a supermajority of the voting power after such person became an interested stockholder. There are additional exceptions to the prohibition, which apply to combinations if they occur more than two years after the interested stockholder's date of acquiring shares.

        The business combination provisions do not apply if the corporation elects against their application in its original charter. Our charter contains a provision electing not to have the business combinations provisions apply.

  Nevada Control Share Acquisition Statute

        NRS Sections 78.378 through 78.3793, inclusive, which we refer to as the Control Share Act, imposes procedural hurdles on and curtails greenmail practices of corporate raiders. The Control Share Act temporarily disenfranchises the voting power of "control shares" of a person or group (an "Acquiring Person") purchasing a "controlling interest" in an "issuing corporation" (as defined in the NRS) not opting out of the Control Share Act. In this regard, the Control Share Act will apply to an "issuing corporation" unless the charter or bylaws in effect on the tenth day following the acquisition of a controlling interest provide that it is inapplicable. Pursuant to Section 78.378(1) of the NRS, we have elected not to be governed by the provisions of Nevada state law applicable to the acquisition of a controlling interest in our stock, as set forth in NRS Sections 78.378 to 78.3793, involving the acquisition of a controlling interest in our stock by: (i) Mr. Archie Bennett, Jr.; (ii) Mr. Monty J. Bennett; (iii) MJB Investments; (iv) any present or future affiliate of Mr. Archie Bennett, Jr. or Mr. Monty J. Bennett; (v) Ashford Trust; (vi) Braemar; or (vii) any other entity that is advised by the Company or its controlled affiliates through an advisory agreement.

        Under the Control Share Act, an "issuing corporation" is a corporation organized in Nevada which has 200 or more stockholders of record, at least 100 of whom have had Nevada addresses appearing on the stock ledger of the corporation for at least 90 days before the date on which the applicability of those provisions is determined, and which does business in Nevada directly or through an affiliated company. As of February 21, 2020, of our 463 record stockholders, none had a Nevada address appearing on our stock ledger.

        The Control Share Act requires an Acquiring Person to take certain procedural steps before such Acquiring Person can obtain the full voting power of the control shares. "Control shares" are the shares of a corporation (i) acquired or offered to be acquired which will enable the Acquiring Person to own a "controlling interest," and (ii) acquired within 90 days immediately preceding the date of acquisition of a controlling interest. A "controlling interest" is defined as the ownership of shares which would enable the Acquiring Person to exercise certain graduated amounts (beginning with one-fifth) of the voting power of the corporation in the election of directors. The Acquiring Person may not vote any control shares without first obtaining approval from the stockholders not characterized as "interested stockholders". If full voting power is granted to the Acquiring Person by the disinterested stockholders, and the Acquiring Person has acquired control shares with a majority or more of the voting power, then (unless otherwise provided in the charter or bylaws in effect on the tenth day following the acquisition of a controlling interest) all stockholders of record, other than the Acquiring Person, who have not voted in favor of authorizing voting rights for the control shares, have a right to dissent and receive "fair value" for their shares. "Fair value" is defined in the Control Share Act as "not less than the highest price per share paid by the Acquiring Person in an acquisition." Our charter and bylaws do not negate these dissenters' rights.

        The Control Share Act permits a corporation to redeem the control shares in certain circumstances, if so provided in the charter or bylaws of the corporation in effect on the tenth day following the acquisition of a controlling interest. Our charter and bylaws do not provide for such a redemption.

  No Cumulative Voting

        Our charter and bylaws do not provide for cumulative voting in the election of directors.

  Removal of Directors by Stockholders

        The NRS and our bylaws provide that any one or all of the directors of a corporation may be removed by the holders of not less than two-thirds of the voting power of a corporation's issued and outstanding stock.

  Board of Director Vacancies to be Filled by Remaining Directors and Not Stockholders

        Our bylaws provide that, subject to any certificate of designation, any vacancy on the board of directors that results from an increase in the number of directors may be filled by a majority of the board of directors then in office, even if less than a quorum. Any director elected by the board of directors to fill any vacancy shall serve until the next annual meeting of stockholders and until his or her successor is elected and qualifies.

  Ability of Stockholders to Call Special Meetings of Stockholders

        Nevada law provides that meetings of stockholders may be called by the board of directors, any two directors or the president, unless the charter or bylaws provide otherwise. Our bylaws provide the chairman of the board or the chief executive officer may call a special meeting of stockholders, and the chief executive officer or the secretary shall call a special meeting of the stockholders at the request of a majority of the members of the board of directors or upon the written request of the holders of at least a majority of the voting power of the then issued and outstanding shares of our capital stock.

  Action by Written Consent

        The NRS generally provides that, unless otherwise provided in the charter or bylaws of the corporation, stockholder action may be taken by consent in lieu of a meeting, and our charter provides any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting only with the unanimous written consent of all stockholders entitled to vote on the matter.

  Forum Selection Clause

        Our charter provides that, unless otherwise agreed by Ashford Inc. in writing, the Business Court of the Eighth Judicial District Court of the State of Nevada (or, if this court does not have jurisdiction because the action asserts a federal claim, the United States District Court for the District of Nevada, Southern Division) are the sole and exclusive forum for: (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees, or agents, in such capacity or (iii) any action arising pursuant to, or to interpret, apply, enforce or determine the validity of, any provision of Nevada's business association statutes, our charter and bylaws or any agreement entered into pursuant to the statute governing voting trusts to which we are a party or of which we are a beneficiary.

Indemnification and Limitation of Directors' and Officers' Liability

        Except under limited circumstances set forth in NRS 78.138(7), or unless the charter or an amendment thereto provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that the director's or officer's act or failure to act constituted a breach of his or her fiduciary duties as a director or officer, and the breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

        Our charter and bylaws requires the Company to indemnify and advance expenses to any individual who served a predecessor of the Company as an officer or director or in the same manner as officers and directors of the Company and authorize the corporation to indemnify any employee or agent of the Company or a predecessor of the Company.

        In conformity with Nevada law, and as provided under our charter and bylaws, except in the case of derivative actions, we must indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his or her position as such or because he or she served certain other entities in certain capacities at the request of the Company, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, Ashford Inc.'s best interest, and in the case of criminal proceedings had no reasonable cause to believe his or her conduct was unlawful. With respect to a derivative action, indemnity will be made only for expenses actually and reasonably incurred in defending the proceeding and, in some cases, amounts paid in settlement, provided the officer or director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation. However, we may not indemnify such persons for acts and inaction for which they would be liable under NRS 78.138, nor may it indemnify anyone found to be liable to the corporation unless the court hearing the matter determines otherwise. In conformity with Nevada law, and as provided under our charter and bylaws, the corporation must pay expenses in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation. Under the NRS, to the extent that the officer or director is successful on the merits in a proceeding against him or her because of their position, a corporation must indemnify him or her against all expenses reasonably incurred, including attorney's fees. The indemnification provisions set forth in our charter and bylaws are intended to provide indemnification to the fullest extent permitted by the laws of the State of Nevada. Regarding indemnification for liabilities arising under the Securities Act, which may be permitted to directors or officers under Nevada law, we have been informed that, in the opinion of the SEC, indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.

MATERIAL UNITED STATES FEDERAL TAX CONSIDERATIONS TO
NON-UNITED STATES HOLDERS

        The following discussion is a summary of the material federal income tax considerations that may be relevant for the acquisition, ownership and disposition of shares of our stock by a non-United States holder, as we define that term below. This discussion does not address all aspects of taxation that may be relevant to particular investors in light of their personal investment or tax circumstances, or to certain types of investors that are subject to special treatment under the federal income tax laws, such as:

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  insurance companies;

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  financial institutions or broker-dealers;

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  tax-exempt organizations;

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  passive foreign investment companies or controlled foreign corporations;

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  investors who hold or will hold our stock as part of hedging or conversion transactions;

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  investors subject to federal alternative minimum tax;

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  investors whose functional currency is not the United States dollar;

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  U.S. expatriates;

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  investors subject to special rules under Code Section 892;

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  persons who mark-to-market our stock;

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  subchapter S corporations;

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  regulated investment companies and REITs; and

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  persons who receive our stock through the exercise of employee stock options or otherwise as compensation.

        If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our stock, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding our stock, you should consult your tax advisor regarding the consequences to the partnership and its partners of the purchase, ownership and disposition of our stock by the partnership.

        This summary is limited to non-United States holders who purchase our stock as capital assets.

        The statements of law in this discussion are based on current provisions of the Code, existing, temporary and final Treasury regulations thereunder, and current administrative rulings and court decisions. No assurance can be given that future legislative, judicial, or administrative actions or decisions, which may be retroactive in effect, will not affect the accuracy of any statements in this prospectus with respect to the transactions entered into or contemplated prior to the effective date of such changes. We have not received any rulings from the IRS with respect to the statements made in the following summary. Accordingly, no assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any tax consequences described below.

        We urge you to consult your own tax advisor regarding the specific tax consequences to you of ownership of our stock. Specifically, we urge you to consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of such ownership and regarding potential changes in applicable tax laws.

        For purposes of this discussion, a "non-United States holder" is a beneficial owner of our stock that is neither a United States person nor a partnership. A United States person means a person who is for United States federal income tax purposes:

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  an individual who is a citizen or resident of the United States;

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  a corporation, including any entity treated as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States, any state within the United States, or the District of Columbia;

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  an estate the income of which is subject to United States federal income taxation regardless of its source; or

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  a trust (1) if it is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

        An individual is generally treated as a resident of the United States in any calendar year for United States federal income tax purposes if the individual is present in the United States for at least 31 days in that calendar year and for an aggregate of at least 183 days during the three-year period ending on the last day of the current calendar year. For purposes of the 183-day calculation, all of the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year are counted. Residents are generally taxed for United States federal income tax purposes as if they were United States citizens.

Distributions on Shares of Our Stock

        As described in the section "Description of our Common Stock," we do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, if distributions are paid on shares of a class of our stock, the distributions will constitute dividends for United States federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. To the extent a distribution exceeds our current and accumulated earnings and profits, it will constitute a return of capital that is applied against and reduces, but not below zero, the adjusted tax basis of your shares in our stock. Any remainder will be treated as capital gain from the sale of shares of our stock and will be treated as described below under "—Gain on Disposition." Dividends paid to a non-United States holder generally will be subject to withholding of United States federal income tax at the rate of 30% or such lower rate as may be specified by an applicable income tax treaty, the benefits of which a non-United States holder is eligible. However, if the dividend is effectively connected with the non-United States holder's conduct of a trade or business in the United States and, where required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed base maintained by such non-United States holder, the dividend will not be subject to any withholding tax, provided certain certification and disclosure requirements are met, as described below, but will be subject to United States federal income tax imposed on net income on the same basis that applies to United States persons generally at the regular graduated rates. A corporate non-United States holder under certain circumstances also may be subject to a branch profits tax equal to 30%, or such lower rate as may be specified by an applicable income tax treaty, the benefits of which a non-United States holder is eligible, on a portion of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-United States holders are urged to consult their tax advisors regarding the potential applicability of any income tax treaty.

        To claim the benefit of an applicable income tax treaty or to claim exemption from withholding because the income is effectively connected with the conduct of a trade or business in the United States, a non-United States holder must provide to the applicable withholding agent a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable documentation) for treaty benefits or W-8ECI for effectively connected income, or such successor forms as the IRS designates, and certify under penalties of perjury that such holder is not a United States person prior to the payment of distributions on our stock. These forms must be periodically updated. Special certification and other requirements apply to certain non-United States holders that are pass-through entities and non-United States holders whose stock is held through certain foreign intermediaries. Non-United States holders may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS.

Gain on Disposition

        A non-United States holder generally will not be subject to United States federal income tax, including withholding, on gain recognized on a sale or other disposition of shares of our stock unless any one of the following is true:

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  the gain is effectively connected with the non-United States holder's conduct of a trade or business in the United States and, where an applicable income tax treaty applies, is attributable to a United States permanent establishment or fixed base maintained by such non-United States holder;

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  the non-United States holder is a nonresident alien individual present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met; or

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  our stock constitutes a United States real property interest by reason of our status as a "United States real property holding corporation," or USRPHC, for United States federal income tax purposes at any time during the shorter of (1) the period during which you hold our stock and (2) the five-year period ending on the date you dispose of our stock.

        Unless an applicable income tax treaty provides otherwise, gain described in the first bullet point above will be subject to the United States federal income tax imposed on net income on the same basis that applies to United States persons generally, at the regular graduated rates, but will generally not be subject to withholding. Corporate non-United States holders also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such gain, as adjusted for certain items. Gain described in the second bullet point above will be subject to a flat 30% United States federal income tax (or such lower rate specified by an applicable income tax treaty), which may be offset by certain United States source capital losses (even though the individual is not considered a resident of the United States) provided the non-United States holder has timely filed United States federal income tax returns with respect to such losses.

        With respect to the third bullet point, we believe we are not currently, and will not become, a USRPHC for United States federal income tax purposes. However, because the determination of whether we are a USRPHC depends on the fair market value of our United States real property interests relative to the fair market value of our other business assets, we cannot assure you that we will not become a USRPHC in the future. If we are or were to become a USRPHC, as long as our stock is "regularly traded," as defined by applicable Treasury regulations, on an established securities market, it will not be treated as a United States real property interest with respect to any non-United States holder that holds, actually or constructively, no more than 5% of such regularly traded stock throughout the shorter of the five-year period ending on the date of the sale or other disposition or the non-United States holder's holding period for such stock, and any gain arising from any such sale or taxable disposition will not be subject to United States federal income tax. If we are determined to be a USRPHC and the foregoing exception does not apply, among other things, a purchaser may be required to withhold 15% of the proceeds payable to a non-United States holder from a disposition of shares of our stock, and the non-United States holder generally will be taxed on its net gain derived from the disposition at the graduated United States federal income tax rates applicable to United States persons.

        Non-United States holders are urged to consult any potentially applicable income tax treaties that may provide for different rules.

Legislation Involving Payments to Certain Foreign Entities

        A 30% withholding tax applies to any dividends paid on shares of our stock to a foreign financial institution or non-financial foreign entity (including, in some cases, when such foreign financial institution or entity is acting as an intermediary), and (subject to the proposed Treasury regulations discussed below) on the gross proceeds of the sale or other disposition of shares of our stock, unless: (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners); (ii) in the case of a non-financial foreign entity, such entity either certifies it does not have any substantial United States owners or provides the withholding agent with a certification identifying the substantial direct and indirect U.S. owners of the entity; or (iii) the foreign financial institution or nonfinancial foreign entity otherwise qualifies for an exemption from these rules. Under certain circumstances, a non-United States holder might be eligible for refunds or credits of such taxes. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these withholding and reporting requirements may be subject to different rules.

        Under the applicable Treasury regulations and IRS guidance, these withholding and reporting requirements apply to payments of dividends on our stock. Recently proposed Treasury regulations would eliminate such withholding on payments of gross proceeds. Taxpayers may rely on these proposed Treasury regulations until final Treasury regulations are issued, but such Treasury regulations are subject to change. Non-United States holders are urged to consult their tax advisors regarding the possible implications of this legislation on an investment in shares of our stock.

Information Reporting and Backup Withholding

        Information reporting and backup withholding (currently at a 24% rate) generally will apply to dividends paid with respect to our stock. In certain circumstances, provided the applicable withholding agent does not have knowledge or reason to know the holder is a United States person, non-United States holders may avoid information reporting and backup withholding if they provide to the applicable withholding agent a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable documentation) for treaty benefits or W-8ECI for effectively connected income, or such successor forms as the IRS designates, and certify under penalties of perjury as to their status as non-United States holders or otherwise establish an exemption and certain other requirements are met. Copies of information returns may also be made available to the tax authorities in the country in which the non-United States holder resides or is established under the provisions of an applicable income tax treaty. Non-United States holders are urged to consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

        The disposition of shares of our stock may be subject to information reporting and backup withholding. If a non-United States holder sells shares of our stock outside the United States through a non-United States office of a non-United States broker and the sales proceeds are paid to such holder outside the United States, then the United States backup withholding and information reporting requirements generally will not apply to that payment. However, United States information reporting will (although backup withholding will not) generally apply to a payment of sale proceeds, even if that payment is made outside the United States, if a non-United States holder sells shares of our stock through a non-United States office of a broker that:

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  is a United States person for United States federal tax purposes;

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  is a foreign person that derives 50% or more of its gross income in specific periods from the conduct of a trade or business in the United States;

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  is a "controlled foreign corporation" for United States tax purposes; or

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  is a foreign partnership, if at any time during its tax year (1) one or more of its partners are United States persons who in the aggregate hold more than 50% of the income or capital interests in the partnership; or (2) the foreign partnership is engaged in a United States trade or business, unless the broker has documentary evidence in its files that the non-United States holder is not a United States person and certain other conditions are met, or the non-United States holder otherwise establishes an exemption. In such circumstances, backup withholding will not apply unless the broker has actual knowledge or reason to know the non-United States holder is a United States person.

        If a non-United States holder receives payments of the proceeds of a sale of shares of our stock to or through a United States office of a broker, the payment is subject to both backup withholding and information reporting unless such non-United States holder provides to the applicable withholding agent a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or valid substitute or successor form) certifying under penalties of perjury that such holder is not a United States person or otherwise establishes an exemption.

        Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules from a payment to a non-United States holder may be refunded in instances of excess withholding or credited against the non-United States holder's United States federal income tax liability, if any, provided an appropriate claim is timely filed with the IRS.

 PLAN OF DISTRIBUTION

        The common stock, preferred stock, depositary shares, debt securities, warrants, rights and units may be sold:

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  to or through underwriting syndicates represented by managing underwriters;

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  through one or more underwriters without a syndicate for them to offer and sell to the public in a marketed transaction or through block trades;

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  through brokers, dealers or agents;

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  in "at the market offerings" to or through a market maker or into an existing trading market, or a securities exchange or otherwise; or

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  to investors directly in negotiated sales or in competitively bid transactions.

        The prospectus supplement for each series of securities we sell will describe that offering, including:

  •
  the name or names of any underwriters;

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  the purchase price, the proceeds from that sale and the expected use of such proceeds;

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  any underwriting discounts and other items constituting underwriters' compensation;

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  any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

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  any securities exchanges on which the securities may be listed.

Selling Stockholders

        The selling stockholders may enter into derivative transactions with third parties or sell securities to third parties in privately negotiated transactions. The selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the offered securities, short and deliver the securities to close out such short positions, or loan or pledge the securities that in turn may sell such securities. The selling stockholders also may transfer, donate and pledge offered securities, in which case the transferees, donees, pledgees or other successors in interest may be deemed selling stockholders for purposes of this prospectus.

        To our knowledge, there are currently no plans, arrangements or understandings between the selling stockholders and any underwriter, broker, dealer or agent regarding the sale by the selling stockholders of the offered securities. The selling stockholders may decide to sell all or a portion of the securities offered by it pursuant to this prospectus and the applicable prospectus supplement or may decide not to sell any securities under this prospectus. In addition, the selling stockholders may sell, transfer or devise the securities by other means not described in this prospectus and the applicable prospectus supplement. Any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act ("Rule 144") may be sold pursuant to Rule 144 rather than pursuant to this prospectus.

        To the extent required, the securities to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices and other material terms of the offering, the names of any agents, brokers, dealers or underwriters, any applicable commissions, discounts, concessions and other items constituting compensation with respect to a particular offer will be set forth in the applicable prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

        Pursuant to the Merger and Registration Rights Agreement, we have agreed to indemnify in certain circumstances the selling stockholders named herein against certain liabilities under the Securities Act. The selling stockholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. The selling stockholders may indemnify any underwriter that participates in transactions involving the sale of shares of our common stock or Series D Preferred Stock against certain liabilities, including liabilities arising under the Securities Act.

Underwriters

        If underwriters are used in the sale, we expect to execute an underwriting agreement with the underwriters relating to the securities that we will offer.

        Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase these securities will be subject to conditions. The underwriters will be obligated to purchase all of the offered securities if any are purchased.

        The securities subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these securities for whom they may act as agent. Underwriters may sell these securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        We also may sell the securities in connection with a remarketing upon their purchase, in connection with a redemption or repayment, by a remarketing firm acting as principal for its own account or as our agent. Remarketing firms may be deemed to be underwriters in connection with the securities that they remarket.

        We may authorize underwriters to solicit offers by institutions to purchase the securities subject to the underwriting agreement from us, at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. If we sell securities under these delayed delivery contracts, the applicable prospectus supplement will state that as well as the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.

Agents

        We may also sell any of the securities through agents designated by us from time to time. We will name any agent involved in the offer or sale of these securities and will list commissions payable by us to any such agents in the prospectus supplement. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in the applicable prospectus supplement.

Direct Sales

        We may sell any of the securities directly to purchasers. In this case, we will not engage underwriters or agents in the offer and sale of these securities.

Indemnification

        We may indemnify underwriters, dealers or agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act and agree to contribute to payments which these underwriters, dealers or agents may be required to make.

No Assurance of Liquidity

        The securities offered hereby may be a new issue of securities with no established trading market. Any underwriters that purchase securities from us may make a market in these securities. The underwriters will not be obligated, however, to make a market and may discontinue market-making at any time without notice to holders of the securities. We cannot assure you that there will be liquidity in the trading market for any securities of any series.

EXPERTS

        The consolidated financial statements of Ashford Inc. at December 31, 2018 and 2017, and for each of the three years in the period ended December 31, 2018 have been audited by BDO USA, LLP, an independent registered public accounting firm, as set forth in its reports thereon and included herein. Such consolidated financial statements are included herein in reliance upon such reports given on the authority of such firm as an expert in accounting and auditing.

        The Special Purpose Combined Carve-Out Financial Statements of Remington Hotel Management (a Carve-Out of Remington Holdings, L.P.) at December 31, 2018 and 2017 and for each of the years in the ended December 31, 2018, 2017 and 2016 have been audited by BDO USA, LLP, an independent registered public accounting firm, as set forth in its reports thereon and included herein. Such consolidated financial statements are included herein in reliance upon such reports given on the authority of such firm as an expert in accounting and auditing. Such consolidated financial statements are included herein in reliance upon such reports given on the authority of such firm as an expert in accounting and auditing.

        The consolidated financial statements of Marietta Leasehold LP at December 31, 2018 and 2017, and for each of the years ended December 31, 2018 and 2017 have been audited by BDO USA, LLP, an independent registered public accounting firm, as set forth in its reports thereon and included herein. Such financial statements are included herein in reliance upon such reports given on the authority of such firm as an expert in accounting and auditing.

        The consolidated financial statements of Marietta Leasehold LP at December 31, 2017 and 2016, and for each of the years ended December 31, 2017 and 2016 have been audited by BDO USA, LLP, independent registered public accounting firm, as set forth in its reports thereon and included herein. Such financial statements are included herein in reliance upon such reports given on the authority of such firm as an expert in accounting and auditing.

        The consolidated financial statements of the Project Management Business and its subsidiaries as of December 31, 2017 and 2016 and for each of the years ended December 31, 2017 and December 31, 2016 have been audited by BDO USA, LLP, independent registered public accounting firm, as set forth in its reports thereon and included herein. Such financial statements are included herein in reliance upon such reports given on the authority of such firm as an expert in accounting and auditing.

LEGAL MATTERS

        Certain legal matters in connection with this offering will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York. Certain Nevada law matters in connection with this offering will be passed upon for us by Fennemore Craig, P.C.. Cadwalader, Wickersham & Taft LLP will rely on the opinion of Fennemore Craig, P.C. as to all matters of Nevada law.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Securities Exchange Act of 1934. You may read and copy any materials that we file with the SEC without charge at the public reference room of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549-1090. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers, including Ashford, that file electronically with the SEC. The public can obtain any documents that we file with the SEC at www.sec.gov.

        We also make available free of charge on or through our internet website (www.ashfordinc.com) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

        This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and our securities, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by reference to the exhibit to which the reference relates.

INCORPORATION OF INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced in this way is considered part of this prospectus. Any subsequent information filed with the SEC will automatically be deemed to update and supersede the information in this prospectus and in our other filings with the SEC. Any such updated or superseded statement will not be deemed, except as so updated or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and any filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on and after the date of the initial filing of the registration statement and prior to the effectiveness of the registration statement of which this prospectus is a part, and any filing made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the effectiveness of the registration statement of which this prospectus is a part prior to the termination of the offering of the underlying securities; provided, however, we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

        (a)    Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Commission on March 8, 2019;

        (b)    Quarterly Reports on Form 10-Q for the quarter ended March 31, 2019, filed with the Commission on May 9, 2019, for the quarter ended on June 30, 2019, filed with the Commission on August 8, 2019 and for the quarter ended on September 30, 2019, filed with the Commission on November 7, 2019;

        (c)    Current Reports on Form 8-K filed with the Commission on January 18, 2019 (except Item 7.01), April 1, 2019, May 22, 2019, June 3, 2019, July 23, 2019, October 25, 2019 (except Item 7.01), November 6, 2019 and December 23, 2019 and the amendments to Current Reports on

Form 8-K/A filed with the Commission on July 19, 2019, August 30, 2019, November 6, 2019 and January 22, 2020;

        (d)    The Registrant's prospectus filed with the Commission on September 24, 2019 pursuant to Rule 424(b)(3) of the Securities Act; and

        (e)    the description of Registrant's Common Stock contained in the Amendment No. 8 to the Registration Statement on Form 10 filed with the Commission on November 1, 2016, as updated by the Registrant's prospectus filed with the Commission on September 24, 2019 pursuant to Rule 424(b)(3) of the Securities Act and the Registrant's initial filing on a Form 8-K12B filed with the Commission on November 6, 2019.

        You may obtain copies of these documents at no cost by writing or telephoning us at the following address:

Investor Relations
Ashford Inc.
14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254
(972) 490-9600

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table itemizes the expenses incurred by us in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

SEC Registration Fee	$81,514
FINRA Filing Fee		*
NYSE Fees		*
Printing Expenses		*
Legal Fees and Expenses		*
Blue Sky Fees and Expenses		*
Accounting Fees and Expenses		*
Trustee's Fees and Expenses		*
Miscellaneous		*
Total		*

*
These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers.

        Our charter provides for the indemnification of our officers and directors against liabilities to the fullest extent permitted by the NRS, as amended from time to time.

        Our charter provides that we must indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Company, by reason of the fact that he or she is or was a director or officer of the Company, or while serving as a director or officer of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the Company's best interest and, in the case of a criminal action, suit or proceeding, had no reasonable cause to believe his or her conduct was unlawful. With respect to a derivative action, indemnity will be made only for expenses actually and reasonably incurred in defending the proceeding and, in some cases, amounts paid in settlement, provided the officer or director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company. However, the Company may not indemnify such persons for acts and inaction for which they would be liable under NRS 78.138, nor may it indemnify anyone found to be liable to the Company unless a court determines otherwise. Our charter also provides that the Company must pay expenses in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the Company. To the extent that the officer or director is successful on the merits in a proceeding against him or her because of their position, the Company must indemnify him or her against all expenses reasonably incurred, including attorney's fees.

        The advisory agreements between the Company and Braemar and between the Company and Ashford Trust provide for indemnification by the Company of Braemar and Ashford Trust and their respective directors, officers and employees and indemnification by Braemar and Ashford Trust of our directors, officers and employees for certain liabilities. The amount of these indemnity obligations is unlimited.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors and officers of the Company pursuant to the foregoing provisions or otherwise, the Company has been informed that, although the validity and scope of the governing statute has not been tested in court, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In addition, indemnification may be limited by state securities laws.

Item 16.    Exhibits.

        The following exhibits are filed as part of, or incorporated by reference into, this registration statement on Form S-3:

Exhibit Number	Description of Exhibit
1.1	Form of Underwriting Agreement(1)
1.2	Form of Sales Agreement(1)
2.1
Combination Agreement, dated as of May 31, 2019, between Monty J. Bennett, Archie Bennett, Jr., Remington Holdings, L.P., Remington Holdings GP, LLC, MJB Investments, LP, Ashford Inc., James L. Cowen, Jeremy J. Welter, Ashford Nevada Holding Corp. and Ashford Merger Sub Inc. (incorporated by reference to Exhibit 2.1 of the Form 8-K filed by the Issuer on November 6, 2019) (File No. 001-36400)
2.2
First Amendment to Combination Agreement, dated as of July 17, 2019, between Monty J. Bennett, Archie Bennett, Jr., Remington Holdings, L.P., Remington Holdings GP, LLC, MJB Investments, LP, Ashford Inc., James L. Cowen, Jeremy J. Welter, Ashford Nevada Holding Corp. and Ashford Merger Sub Inc. (incorporated by reference to Exhibit 2.2 of the Form 8-K filed by the Issuer on November 6, 2019) (File No. 001-36400)
2.3
Second Amendment to Combination Agreement, dated as of August 28, 2019, between Monty J. Bennett, Archie Bennett, Jr., Remington Holdings, L.P., Remington Holdings GP, LLC, MJB Investments, LP, Ashford Inc., James L. Cowen, Jeremy J. Welter, Ashford Nevada Holding Corp. and Ashford Merger Sub Inc. (incorporated by reference to Exhibit 2.3 of the Form 8-K filed by the Issuer on November 6, 2019) (File No. 001-36400)
3.1	Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Form 8-K filed by the Issuer on November 6, 2019) (File No. 001-36400)
3.2	Certificate of Amendment to the Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.3 of the Form 8-K filed by the Issuer on November 6, 2019) (File No. 001-36400)
3.3
Certificate of Designation of the Series D Convertible Preferred Stock of the Company (incorporated by reference to Exhibit 3.2 of the Form 8-K filed by the Issuer on November 6, 2019) (File No. 001-36400)
3.4	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.4 of the Form 8-K filed by the Issuer on November 6, 2019) (File No. 001-36400)

Exhibit Number	Description of Exhibit
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to post-effective amendment No. 3 to the Registration Statement on Form S-8, filed on January 31, 2020) (File No. 333-227729)
4.2	Form of Preferred Stock Certificate(1)
4.3	Form of Deposit Agreement and Depositary Receipt with respect to Depositary Shares(1)
4.4	Form of Senior Indenture(2)
4.5	Form of Subordinated Indenture(2)
4.6	Form of Senior Debt Security (included in Exhibit 4.4 hereto)
4.7	Form of Subordinated Debt Security (included in Exhibit 4.5 hereto)
4.8	Form of Warrant Agreement(1)
4.9	Form of Rights Certificate(1)
4.10	Form of Unit Note and Unit Certificate(1)
5.1	Opinion of Cadwalader, Wickersham & Taft LLP(2)
5.2	Opinion of Fennemore Craig, P.C.(2)
10.1
Investor Rights Agreement, dated November 6, 2019, by and among Ashford Nevada Holding Corp., Archie Bennett, Jr., Monty J. Bennett, MJB Investments, LP and the parties thereto (incorporated by reference to Exhibit 3.4 of the Form 8-K filed by the Issuer on November 6, 2019) (File No. 001-36400)
10.2
Merger Agreement and Registration Rights Agreement, dated November 6, 2019, by and among Ashford, Inc., Ashford Nevada Holding Corp., Ashford Merger Sub Inc., and solely for the purposes of Article V hereof, Archie Bennett, Jr., Monty J. Bennett, MJB Investments, LP and the parties thereto (incorporated by reference to Exhibit 3.4 of the Form 8-K filed by the Issuer on November 6, 2019) (File No. 001-36400)
10.3
Non-Competition Agreement, dated November 6, 2019, by and among Ashford Nevada Holding Corp., Archie Bennett, Jr. and Monty J. Bennett (incorporated by reference to Exhibit 3.4 of the Form 8-K filed by the Issuer on November 6, 2019) (File No. 001-36400)
10.4
Transition Cost Sharing Agreement, dated November 6, 2019, by and among Archie Bennett, Jr., Monty J. Bennett, MJB Investments, LP, Ashford Nevada Holding Corp. and Remington Holdings, L.P. (incorporated by reference to Exhibit 3.4 of the Form 8-K filed by the Issuer on November 6, 2019) (File No. 001-36400)
10.5
Hotel Services Agreement, dated November 6, 2019, by and among Archie Bennett, Jr., Monty J. Bennet, MJB Investments, LP, Ashford Nevada Holding Corp., Remington Holdings, L.P., Ashford Hospitality Services LLC and Premier Project Management LLC (incorporated by reference to Exhibit 3.4 of the Form 8-K filed by the Issuer on November 6, 2019) (File No. 001-36400)
23.1	Consent of Cadwalader, Wickersham & Taft LLP (included in Exhibit 5.1)(2)
23.2	Consent of Fennemore Craig, P.C. (included in Exhibit 5.2)(2)
23.3	Consent of BDO USA LLP(2)
23.4	Consent of BDO USA LLP (with respect to the Hotel Management Business)(2)

Exhibit Number	Description of Exhibit
23.5	Consent of BDO USA LLP (with respect to Marietta Leasehold LP)(2)
23.6	Consent of BDO USA LLP (with respect to Marietta Leasehold LP)(2)
23.7	Consent of BDO USA LLP (with respect to the Project Management Business)(2)
24.1	Powers of Attorney (included on signature page)(2)
25.1	Form T-1 Statement of Eligibility of the Trustee(3)

(1)
To be filed as an exhibit to an amendment to this Registration Statement or to a Current Report of the registrant on Form 8-K in connection with the offering of securities hereunder and incorporated by reference herein.

(2)
Filed herewith.

(3)
Where applicable, to be incorporated by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17.    Undertakings.

        (a)   The undersigned registrant hereby undertakes:

    (1)
    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i)
    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii)
    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

    (2)
    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4)
    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

    (i)
    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

    (ii)
    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x), for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

    (5)
    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the registrant to the purchaser.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of

1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer controlling person in connection with the securities being registered), the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (d)   The undersigned registrant hereby further undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulation prescribed by the Commission under Section 305(b)(2) of the Act.

EXHIBIT INDEX

        The following exhibits are filed as part of, or incorporated by reference into, this registration statement on Form S-3:

Exhibit Number	Description of Exhibit
1.1	Form of Underwriting Agreement(1)
1.2	Form of Sales Agreement(1)
2.1
Combination Agreement, dated as of May 31, 2019, between Monty J. Bennett, Archie Bennett, Jr., Remington Holdings, L.P., Remington Holdings GP, LLC, MJB Investments, LP, Ashford Inc., James L. Cowen, Jeremy J. Welter, Ashford Nevada Holding Corp. and Ashford Merger Sub Inc. (incorporated by reference to Exhibit 2.1 of the Form 8-K filed by the Issuer on November 6, 2019) (File No. 001-36400)
2.2
First Amendment to Combination Agreement, dated as of July 17, 2019, between Monty J. Bennett, Archie Bennett, Jr., Remington Holdings, L.P., Remington Holdings GP, LLC, MJB Investments, LP, Ashford Inc., James L. Cowen, Jeremy J. Welter, Ashford Nevada Holding Corp. and Ashford Merger Sub Inc. (incorporated by reference to Exhibit 2.2 of the Form 8-K filed by the Issuer on November 6, 2019) (File No. 001-36400)
2.3
Second Amendment to Combination Agreement, dated as of August 28, 2019, between Monty J. Bennett, Archie Bennett, Jr., Remington Holdings, L.P., Remington Holdings GP, LLC, MJB Investments, LP, Ashford Inc., James L. Cowen, Jeremy J. Welter, Ashford Nevada Holding Corp. and Ashford Merger Sub Inc. (incorporated by reference to Exhibit 2.3 of the Form 8-K filed by the Issuer on November 6, 2019) (File No. 001-36400)
3.1	Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Form 8-K filed by the Issuer on November 6, 2019) (File No. 001-36400)
3.2	Certificate of Amendment to the Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.3 of the Form 8-K filed by the Issuer on November 6, 2019) (File No. 001-36400)
3.3
Certificate of Designation of the Series D Convertible Preferred Stock of the Company (incorporated by reference to Exhibit 3.2 of the Form 8-K filed by the Issuer on November 6, 2019) (File No. 001-36400)
3.4	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.4 of the Form 8-K filed by the Issuer on November 6, 2019) (File No. 001-36400)
4.1
Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to post-effective amendment No. 3 to the Registration Statement on Form S-8, filed on January 31, 2020) (File No. 333-227729)
4.2	Form of Preferred Stock Certificate(1)
4.3	Form of Deposit Agreement and Depositary Receipt with respect to Depositary Shares(1)
4.4	Form of Senior Indenture(2)
4.5	Form of Subordinated Indenture(2)
4.6	Form of Senior Debt Security (included in Exhibit 4.4 hereto)
4.7	Form of Subordinated Debt Security (included in Exhibit 4.5 hereto)
4.8	Form of Warrant Agreement(1)
4.9	Form of Rights Certificate(1)
4.10	Form of Unit Note and Unit Certificate(1)

Exhibit Number	Description of Exhibit
5.1	Opinion of Cadwalader, Wickersham & Taft LLP(2)
5.2	Opinion of Fennemore Craig, P.C.(2)
10.1
Investor Rights Agreement, dated November 6, 2019, by and among Ashford Nevada Holding Corp., Archie Bennett, Jr., Monty J. Bennett, MJB Investments, LP and the parties thereto (incorporated by reference to Exhibit 3.4 of the Form 8-K filed by the Issuer on November 6, 2019) (File No. 001-36400)
10.2
Merger Agreement and Registration Rights Agreement, dated November 6, 2019, by and among Ashford, Inc., Ashford Nevada Holding Corp., Ashford Merger Sub Inc., and solely for the purposes of Article V hereof, Archie Bennett, Jr., Monty J. Bennett, MJB Investments, LP and the parties thereto (incorporated by reference to Exhibit 3.4 of the Form 8-K filed by the Issuer on November 6, 2019) (File No. 001-36400)
10.3
Non-Competition Agreement, dated November 6, 2019, by and among Ashford Nevada Holding Corp., Archie Bennett, Jr. and Monty J. Bennett (incorporated by reference to Exhibit 3.4 of the Form 8-K filed by the Issuer on November 6, 2019) (File No. 001-36400)
10.4
Transition Cost Sharing Agreement, dated November 6, 2019, by and among Archie Bennett, Jr., Monty J. Bennett, MJB Investments, LP, Ashford Nevada Holding Corp. and Remington Holdings, L.P. (incorporated by reference to Exhibit 3.4 of the Form 8-K filed by the Issuer on November 6, 2019) (File No. 001-36400)
10.5
Hotel Services Agreement, dated November 6, 2019, by and among Archie Bennett, Jr., Monty J. Bennet, MJB Investments, LP, Ashford Nevada Holding Corp., Remington Holdings, L.P., Ashford Hospitality Services LLC and Premier Project Management LLC (incorporated by reference to Exhibit 3.4 of the Form 8-K filed by the Issuer on November 6, 2019) (File No. 001-36400)
23.1	Consent of Cadwalader, Wickersham & Taft LLP (included in Exhibit 5.1)(2)
23.2	Consent of Fennemore Craig, P.C. (included in Exhibit 5.2)(2)
23.3	Consent of BDO USA LLP(2)
23.4	Consent of BDO USA LLP (with respect to the Hotel Management Business)(2)
23.5	Consent of BDO USA LLP (with respect to Marietta Leasehold LP)(2)
23.6	Consent of BDO USA LLP (with respect to Marietta Leasehold LP)(2)
23.7	Consent of BDO USA LLP (with respect to the Project Management Business)(2)
24.1	Powers of Attorney (included on signature page)(2)
25.1	Form T-1 Statement of Eligibility of the Trustee(3)

(1)
To be filed as an exhibit to an amendment to this Registration Statement or to a Current Report of the registrant on Form 8-K in connection with the offering of securities hereunder and incorporated by reference herein.

(2)
Filed herewith.

(3)
Where applicable, to be incorporated by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 5th day of March, 2020.

ASHFORD INC.
By:	/s/ DERIC S. EUBANKS
	Name:	Deric S. Eubanks
	Title:	Chief Financial Officer (Principal Financial Officer)

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert G. Haiman and Deric S. Eubanks and each of them, with full power to act without the other, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all post-effective amendments thereto, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MONTGOMERY J. BENNETT Montgomery J. Bennett	Chairman and Chief Executive Officer (Principal Executive Officer)	March 5, 2020
/s/ DERIC S. EUBANKS Deric S. Eubanks	Chief Financial Officer (Principal Financial Officer)	March 5, 2020
/s/ MARK L. NUNNELEY Mark L. Nunneley	Chief Accounting Officer (Principal Accounting Officer)	March 5, 2020
/s/ DINESH P. CHANDIRAMANI Dinesh P. Chandiramani	Director	March 5, 2020
/s/ DARRELL T. HAIL Darrell T. Hail	Director	March 5, 2020

Signature	Title	Date

/s/ J. ROBISON HAYS, III J. Robison Hays, III	Director	March 5, 2020
/s/ UNO IMMANIVONG Uno Immanivong	Director	March 5, 2020
/s/ W. MICHAEL MURPHY W. Michael Murphy	Director	March 5, 2020
/s/ BRIAN WHEELER Brian Wheeler	Director	March 5, 2020